                                                                     EXHIBIT 2.1
                                                                   Executed Copy

                   ------------------------------------------

                              AMENDED AND RESTATED

                        SECURITIES CONTRIBUTION AGREEMENT

                   ------------------------------------------

                                  BY AND AMONG

                              EMPIRE RESORTS, INC.

                             ALPHA MONTICELLO, INC.

                          CATSKILL DEVELOPMENT, L.L.C.

                             AMERICAS TOWER PARTNERS

                            MONTICELLO REALTY L.L.C.

                             WATERTONE HOLDINGS, LP

                              NEW YORK GAMING, LLC

                              FOX-HOLLOW LANE, LLC

                            SHAMROCK STRATEGIES, INC.

                               CLIFFORD A. EHRLICH

                                    BKB, LLC

                                ROBERT A. BERMAN

                                PHILIP B. BERMAN

                               SCOTT A. KANIEWSKI

                      KANIEWSKI FAMILY LIMITED PARTNERSHIP

                                    KFP TRUST

                          Dated as of December 12, 2003

                                TABLE OF CONTENTS

                                                                              Page No.
                                                                              --------

                                    ARTICLE I
                                 THE TRANSACTION
Section 1.1  The Contribution.....................................................3
Section 1.2  Consideration........................................................3
Section 1.3  Closing..............................................................3

                                   ARTICLE II
   REPRESENTATIONS AND WARRANTIES OF CATSKILL AND THE CURRENT CATSKILL MEMBERS

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF CATSKILL

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE MRD MEMBERS

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF EMPIRE

                                   ARTICLE VI
                                    COVENANTS

                                   ARTICLE VII
        REGISTRATION STATEMENT, STOCKHOLDER VOTE AND BRYANSTON REDEMPTION

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

                                   ARTICLE IX
   SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND AGREEMENTS; INDEMNIFICATION

                                    ARTICLE X
                                   TERMINATION
Section 10.1  Termination........................................................33
Section 10.2  Effect of Termination..............................................33

                                   ARTICLE XI
                                  MISCELLANEOUS

                               INDEX OF SCHEDULES

Schedule 1.2................................................................Allocation of Exchange Shares
Schedule 2.4.............................................................Catskill Consents and Approvals
Schedule 2.5...............................................................Catskill Subsidiary Interests
Schedule 2.6........................................................................Catskill Subsidiaries
Schedule 3.3..................................................................Catskill Material Contracts
Schedule 3.4(a)...............................................................Catskill Proprietary Rights
Schedule 3.4(f)............................................................Catskill Litigation and Claims
Schedule 4.4...................................................................MRD Consents and Approvals
Schedule 4.5...........................................................................MRD Capitalization
Schedule 4.8.......................................................................MRD Material Contracts
Schedule 4.9(a)....................................................................MRD Proprietary Rights
Schedule 5.4...............................................................Empire Consents and Approvals
Schedule 5.8(c)...................................................Shares of Common Stock to be Registered
Schedule 6.3(f)...............................................Empire Severance or Termination Commitments
Schedule 11.13..................................................................Third Party Beneficiaries

                               INDEX OF EXHIBITS

Exhibit A.........................................................................Bryanston Search Report
Exhibit B.....................................................................Form of Affiliate Agreement
Exhibit C.....................................................................Form of Amendment to Bylaws
Exhibit D...............................................Form of Amendment to Certificate of Incorporation
Exhibit E......................................................................Form of Amendment to Lease
Exhibit F..............................................................Form of Counsel to Sellers Opinion
Exhibit G..................................Form of Olshan Grundman Frome Rosenzweig & Wolosky LLP Opinion
Exhibit H......................................................................Form of Guarantee of Lease

                             INDEX OF DEFINED TERMS

                                                                                                     Page
Affiliate Agreement....................................................................................26
Affiliates.............................................................................................26
Agreement...............................................................................................1
Alpha Monticello........................................................................................1
ATP.....................................................................................................1
Berkshire...............................................................................................2
Berkshire Loan Documents................................................................................2
BKB.....................................................................................................1
Breach.................................................................................................31
Bryanston..............................................................................................16
Catskill................................................................................................1
Catskill Companies......................................................................................1
Catskill Company Material Contract......................................................................7
Catskill Contribution..................................................................................22
Catskill Distribution..................................................................................22

Catskill Financial Statements...........................................................................6
Catskill Operating Agreement............................................................................4
Catskill Redemption....................................................................................22
Catskill Related Agreements.............................................................................4
Catskill Subsidiary Interests...........................................................................5
Cayuga Letter Agreement................................................................................22
CE......................................................................................................1
Closing.................................................................................................3
Closing Date............................................................................................3
Closing Time............................................................................................3
Code....................................................................................................2
Common Stock............................................................................................2
Common Stock Redemption................................................................................26
Conflict................................................................................................5
Current Catskill Members................................................................................1
DGCL...................................................................................................20
Empire..................................................................................................1
Empire Consent.........................................................................................25
Empire Financial Statements............................................................................13
Empire Related Agreements..............................................................................12
Empire SEC Reports.....................................................................................13
Empire Securities......................................................................................16
Employment Agreements..................................................................................24
Exchange Act...........................................................................................13
Exchange Shares.........................................................................................2
Fox-Hollow..............................................................................................1
GAAP...................................................................................................13
Governmental Entity.....................................................................................5
Injured Party..........................................................................................32
Interests...............................................................................................2
KFLP....................................................................................................1
KFP.....................................................................................................1
Lease...................................................................................................2
Liabilities.............................................................................................3
Litigation.............................................................................................23
Losses.................................................................................................31
MCM.....................................................................................................1
MM......................................................................................................1
Monticello Realty.......................................................................................1
MRD.....................................................................................................1
MRD Interests..........................................................................................10
MRD Material Contract..................................................................................10
MRD Members.............................................................................................1
MRD Related Agreements..................................................................................9
MRM.....................................................................................................1
NASD...................................................................................................24

NY Gaming...............................................................................................1
NY Gaming Distribution.................................................................................22
Organizational Documents................................................................................4
Original Agreement......................................................................................2
Other Party............................................................................................32
PB......................................................................................................1
Plaintiffs.............................................................................................23
Proceeds...............................................................................................23
Proprietary Rights......................................................................................7
Prospectus.............................................................................................13
RB......................................................................................................1
Recapitalization Agreement.............................................................................17
Remaining Catskill Members..............................................................................1
Rule 145...............................................................................................26
S-4 Registration Statement.............................................................................24
SEC....................................................................................................13
Securities Act.........................................................................................13
Series B Preferred Stock...............................................................................15
Series E Preferred Stock...............................................................................15
Services Compensation Agreements.......................................................................22
Shamrock................................................................................................1
Shared Facilities Agreements...........................................................................29
SK......................................................................................................1
Special Committee......................................................................................23
Subsidiary..............................................................................................6
Surviving Catskill Representations.....................................................................31
Surviving Empire Representations.......................................................................30
Surviving MRD Representations..........................................................................31
Transaction.............................................................................................4
Transferors.............................................................................................2
Transferred Companies...................................................................................1
Trust..................................................................................................23
U.S. Attorney..........................................................................................16
Watertone...............................................................................................1

             AMENDED AND RESTATED SECURITIES CONTRIBUTION AGREEMENT
             ------------------------------------------------------

            THIS AMENDED AND RESTATED  SECURITIES  CONTRIBUTION  AGREEMENT  (the
"AGREEMENT") is entered into as of this 12th day of December,  2003 by and among
Empire Resorts,  Inc., a Delaware corporation  (together with its successors and permitted assigns,  "EMPIRE"),  Alpha Monticello,  Inc., a Delaware  corporation
("ALPHA MONTICELLO"), Catskill Development, L.L.C., a New York limited liability company  ("CATSKILL"),  Monticello  Realty L.L.C., a Delaware limited  liability company  ("MONTICELLO  REALTY"),  Americas  Tower  Partners,  a New York general partnership  ("ATP"),  Watertone  Holdings,  LP, a Delaware limited  partnership
("WATERTONE"),  New York Gaming,  LLC, a Georgia limited  liability company ("NY
GAMING"),   Fox-Hollow  Lane,  LLC,  a  New  York  limited   liability   company
("FOX-HOLLOW"),  Shamrock Strategies, Inc., a Delaware corporation ("SHAMROCK"),
Kaniewski Family Limited  Partnership,  a Georgia limited partnership  ("KFLP"),
KFP Trust,  an Illinois  Trust ("KFP"),  BKB, LLC, a New York limited  liability company ("BKB"),  Clifford A. Ehrlich ("CE"), Robert A. Berman ("RB"), Philip B.
Berman ("PB") and Scott A. Kaniewski ("SK").

                              W I T N E S S E T H:

            WHEREAS, Alpha Monticello, a wholly owned subsidiary of Empire, ATP,
Monticello Realty, Watertone, NY Gaming, Fox-Hollow,  Shamrock and CE (together, the  "CURRENT  CATSKILL  MEMBERS")  collectively  own  all  of  the  issued  and outstanding membership units of Catskill;

            WHEREAS, Empire and Catskill,  directly or indirectly,  collectively own all of the issued and outstanding membership units of both Monticello Casino
Management,  LLC,  a New York  limited  liability  company  ("MCM"),  and Mohawk
Management,  LLC, a New York limited liability company ("MM"), and Catskill owns
all  of  the  issued  and  outstanding   capital  stock  of  Monticello  Raceway
Management,  Inc., a New York  corporation  ("MRM" and together with MM and MCM, the "CATSKILL COMPANIES");

            WHEREAS, ATP, RB, PB, SK, KFLP and KFP (together, the "MRD MEMBERS")
collectively  own  all  of  the  issued  and  outstanding  membership  units  of
Monticello  Raceway  Development  Company,  LLC,  a New York  limited  liability company ("MRD");

            WHEREAS,  the Board of Directors of Empire,  the MRD Members and the
Current  Catskill  Members  believe  it to be in  the  best  interest  of  their
respective  companies  for  the  Catskill  Companies  and  MRD  (together,   the
"TRANSFERRED COMPANIES") to become wholly owned subsidiaries of Empire;

            WHEREAS,  prior to the Transferred  Companies  becoming wholly owned subsidiaries of Empire,  however,  NY Gaming will transfer all of its membership interest  in  Catskill  to Alpha  Monticello  and  Catskill  shall,  immediately thereafter, redeem all of Alpha Monticello's membership interest in Catskill for
40% of the issued and outstanding  capital stock of MRM, leaving ATP, Monticello
Realty,  Watertone,  Fox-Hollow,  Shamrock and CE as Catskill's  sole  remaining members (together, the "REMAINING CATSKILL MEMBERS");

            WHEREAS,  following the redemption of Alpha Monticello's  membership interest in Catskill,  Catskill shall  distribute all of its equity interests in the Catskill Companies to the Remaining Catskill Members;

            WHEREAS,  each of the Transferred Companies will become wholly owned subsidiaries  of Empire by having the  Remaining  Catskill  Members  and the MRD
Members  (together,  the  "TRANSFERORS"),  subject to and in accordance with the terms  and  conditions  set forth  herein,  contribute  all of their  membership interests and/or capital stock of the Transferred  Companies (the  "INTERESTS"), as the case may be, to  Empire,  in  exchange  for that  number of newly  issued shares (the  "EXCHANGE  SHARES") of Empire's  common  stock,  $.01 par value per share (the  "COMMON  STOCK"),  equal to 80.25% of Empire's  Common  Stock,  on a fully-diluted  basis,  immediately  following  the Closing Time (as  hereinafter defined);

            WHEREAS,  the  parties  to  this  Agreement  intend  for  the  above described  contribution  and exchange to qualify as a  transaction  described in
Section 351(a) of the Internal Revenue Code of 1986, as amended (the "CODE");

            WHEREAS, on July 3, 2003, Empire, Catskill, ATP and BKB entered into a securities contribution agreement (the "ORIGINAL AGREEMENT") pursuant to which
Catskill and the MRD Members agreed to contribute all of their  Interests in the
Transferred Companies to Empire in exchange for the Exchange Shares;

            WHEREAS,  on  October  29,  2003,  certain  of the  parties  to this
Agreement entered into a series of agreements to provide Empire and the Catskill
Companies  with a  $3,500,000  secured  term loan,  including  (i) that  certain
Agreement of Lease, made as of the 29th day of October,  2003,  between Catskill and MRM, with respect to those certain 200 acres of land in Monticello, New York owned by Catskill (the "LEASE"),  (ii) that certain Loan and Security Agreement, dated October 29, 2003, by and among MRM and The Berkshire  Bank  ("BERKSHIRE"),
(iii)  that  certain  Term  Note,  dated  October  29,  2003,  issued  by MRM to
Berkshire, (iv) that certain Leasehold Mortgage, Security Agreement,  Assignment of Leases and Rents and Fixture Filing, dated as of October 29, 2003, by MRM, as mortgagor,  to  Berkshire,  (v) that  certain  Security  Agreement,  dated as of
October 29, 2003, by and between  Catskill and Berkshire Bank, (vi) that certain
Surety  Agreement,  made and executed  October 29,  2003,  by Empire in favor of
Berkshire, (vii), that certain Nondisturbance and Attornment Agreement, made and entered into as of October 29, 2003, by and between ATP, Monticello Realty, MRM,
Catskill and  Berkshire  and (viii) that certain  Guaranty  Agreement,  made and executed October 29, 2003, by RB in favor of Berkshire (items (i) through (viii)
above, and all related documents,  are hereinafter  collectively  referred to as the "BERKSHIRE LOAN DOCUMENTS"); and

            WHEREAS,  the parties  now desire to amend and restate the  Original
Agreement in order to, among other  things,  (i) provide for the Interests to be contributed  to Empire by the  Transferors  rather than by Catskill  and the MRD
Members, (ii) provide for the Exchange Shares to be issued by Empire directly to the Transferors  rather than to Catskill and the MRD Members,  (iii) reflect the fact that since the date of the Original  Agreement,  BKB has transferred all of its Interests in MRD to RB, PB, SK, KFP and KFLP,  (iv) reflect that Empire will amend its Series E Preferred  Stock  certificate of  designations to provide the holders of its Series E Preferred  Stock with certain  voting rights in order to make such shares of Series E Preferred  Stock more  marketable,  (v) reflect the transactions  provided for in the Berkshire Loan  Documents,  (vi) eliminate the redemption by Empire of its outstanding  Series E Preferred Stock as a condition to Closing, (vii) eliminate Empire's obligation to provide the U.S. Attorney (as hereinafter  defined) with prior written  notice of the Common Stock  Redemption
(as  hereinafter  defined)  as a  condition  to Closing,  (viii)  eliminate  the requirement  that RB and SK enter  into a voting  agreement  as a  condition  to
Closing,  and (ix) eliminate the requirement that a shareholder rights agreement be duly adopted by Empire as a condition to Closing.

            NOW, THEREFORE, in consideration of the respective  representations, warranties,  agreements and covenants  contained herein, and for such other good and  valuable  consideration,  the  receipt and legal  sufficiency  of which are hereby acknowledged, the parties hereto hereby agree that the Original Agreement is hereby amended and restated in its entirety as follows:

                                   ARTICLE I
                                 THE TRANSACTION

            Section 1.1 THE  CONTRIBUTION.  On the Closing Date (as  hereinafter defined),  and at the  Closing  Time (as  hereinafter  defined),  subject in all instances  to  each  of  the  terms,  conditions,  provisions,  and  limitations contained in this Agreement,  (i) the Transferors  shall  contribute,  transfer, convey,  and assign to Empire,  free and clear of any and all liens and charges, and Empire shall acquire from the Transferors,  their Interests,  comprising, as to each such  Transferor,  its  entire  ownership  interest  in the  Transferred
Companies  and (ii) Empire  shall  assume all  liabilities  of Catskill  and the
Transferred  Companies  (the  "LIABILITIES")  other than any mortgage  currently encumbering those certain 200&plusmn; acres of land and improvements thereon,  located in  Monticello,  New York and currently  owned by Catskill,  in exchange for the
Exchange Shares,  so that thereafter  Empire shall become the sole holder of the
Interests.

            Section 1.2  CONSIDERATION.  As  consideration  for contributing its
Interests to Empire as provided in Section 1.1 above,  each Transferor  shall be entitled to receive that number of Exchange  Shares set forth  opposite its name on Schedule 1.2 attached hereto and made a part hereof.

            Section 1.3 CLOSING.

            (a)  The  closing  of  the  transactions  contemplated  hereby  (the
"CLOSING")  shall be held at the offices of Olshan  Grundman Frome  Rosenzweig &
Wolosky LLP,  located at 505 Park Avenue,  16th Floor, New York, New York 10022,
as soon as practicable  following the  satisfaction  or waiver of the conditions set forth in Article  VIII  hereof (or such other date and place as the  parties may  mutually  agree).  The  date  on  which  the  Closing  actually  occurs  is hereinafter  referred to as the "CLOSING DATE" and the time at which the Closing occurs is hereinafter  referred to as the "CLOSING TIME." All events that are to occur  at the  Closing  Time  shall,  for  all  purposes,  be  deemed  to  occur simultaneously,  except  to the  extent,  if at all,  that a  specific  order of occurrence is otherwise described.

            (b) On the Closing  Date,  and at the  Closing  Time,  Empire  shall deliver to each  Transferor a certificate (or  certificates),  registered in the name of such  Transferor  or its nominee,  representing  that number of Exchange
Shares to be received by it pursuant to Schedule 1.2, and each Transferor  shall deliver to Empire one or more limited  liability  company interest  certificates and/or  stock  certificates,  as the  case may be,  or such  other  evidence  of
ownership   that  is  reasonably   satisfactory   to  Empire  and  its  counsel,
representing all of such Transferor's Interests,  accompanied by a duly executed transfer  instrument in form and substance mutually  satisfactory to the parties

(this  exchange,  together with all other related  transactions  provided for in this Agreement are collectively  referred to herein as the  "TRANSACTION").  For the avoidance of doubt, to the extent that any Transferor's  ownership  interest in a Transferred  Company is not  certificated on the Closing Date, this Section
1.3(b)  does  not  create  an  obligation  on the  part  of such  Transferor  to certificate such ownership interest.

                                   ARTICLE II
           REPRESENTATIONS AND WARRANTIES OF CATSKILL AND THE CURRENT
                                CATSKILL MEMBERS

            Each of Catskill and the Current Catskill Members,  recognizing that
Empire is relying on the contents of this Article II as a material inducement to its execution, delivery and performance of this Agreement, hereby represents and warrants to its knowledge and without independent investigation,  except for the representations and warranties in Sections 2.5(b) through (f) which shall not be subject to such qualification as to knowledge,  and severally and not jointly on an individual basis on its own behalf and not on behalf of Catskill or any other
Current Catskill Member, as the case may be, to Empire as follows:

            Section 2.1 CORPORATE EXISTENCE. Each of the Catskill Companies is a
corporation,  limited liability company,  partnership or other legal entity duly organized,  validly existing and in good standing under the laws of the State of
New York, possessing the requisite power and authority to own, operate and lease its properties and assets,  and to carry on its business as now and as currently proposed to be conducted. True and accurate copies of the bylaws, certificate of
incorporation,   or   such   other   constitutive   documents   (together,   the
"ORGANIZATIONAL  DOCUMENTS") of the Catskill  Companies,  each as amended and in effect on and as of the Closing, have been delivered to Empire.

            Section  2.2  AUTHORIZATION;  VALIDITY.  Each  of  Catskill  and the
Current  Catskill  Members has all  requisite  power and authority to enter into this Agreement and all other documents and  instruments  required to be executed by it in  connection  with the  Transaction  (together,  the  "CATSKILL  RELATED
AGREEMENTS").  The  execution  and delivery of this  Agreement  and the Catskill
Related  Agreements  and the  consummation  of the  Transaction  have  been duly authorized by all necessary action,  corporate,  partnership,  limited liability company or otherwise  and no further  action is required on the part of Catskill or the Current  Catskill Members to authorize the execution and delivery of this
Agreement,  the Catskill Related Agreements applicable to it and that portion of the  Transaction  applicable  to it. This  Agreement  and the  Catskill  Related
Agreements  have been duly  executed  and  delivered by Catskill and the Current
Catskill  Members,  as the case may be,  and,  assuming  the due  authorization, execution  and delivery by the other  parties  hereto and thereto,  constitute a valid and binding  obligation of Catskill and the Current Catskill  Members,  as
the case may be, enforceable in accordance with their respective terms,  subject to the laws of general  application  relating to bankruptcy,  insolvency and the relief  of  debtors  and  the  rules  of  law  governing  specific  performance, injunctive relief or other equitable remedies.

            Section 2.3 NO CONFLICT.  Except as may otherwise be provided in the
Berkshire  Loan  Documents and the  provisions of the First Amended and Restated
Operating Agreement of Catskill,  dated January 1, 1999 (the "CATSKILL OPERATING
AGREEMENT")  relating to the Senior  Obligation  and  Priority  Returns (as such terms are  defined in the  Catskill  Operating  Agreement),  the  execution  and delivery of this Agreement and any Catskill Related Agreement by Catskill or any
Current  Catskill Member does not, and the  consummation of the Transaction will not,  conflict  with,  or result in any  violation of, or default under (with or without  notice  or  lapse  of  time,  or  both),  or give  rise  to a right  of termination,  cancellation,  modification  or  acceleration of any obligation or loss of any benefit under (any such event,  a  "CONFLICT")  (a) any provision of
Catskill's,   the  Catskill   Companies'  or  any  Current   Catskill   Member's
Organizational Documents, (b) any mortgage,  indenture, lease, contract or other agreement or  instrument  or permit,  concession,  franchise or license to which
Catskill,  the Catskill Companies or any Current Catskill Member are subject, or
(c) any judgment,  order, decree,  statute,  law, ordinance,  rule or regulation applicable to Catskill,  the Catskill  Companies or any Current Catskill Member,
or their respective properties or assets.

            Section 2.4 CONSENTS AND APPROVALS.  Except as set forth on Schedule
2.4 attached hereto and made a part hereof, no consent,  waiver, approval, order or  authorization  of, or  registration,  declaration or filing with, any court, administrative  agency or commission or other federal,  state,  county, local or
foreign  governmental  authority,  instrumentality,   agency  or  commission  (a
"GOVERNMENTAL  ENTITY") or other third party, including a party to any agreement with Catskill,  the Catskill Companies or any Current Catskill Member (so as not
to trigger a Conflict), is required by or with respect to Catskill, the Catskill
Companies or any Current  Catskill  Member in connection  with the execution and
delivery  of  this  Agreement  and  the  Catskill  Related   Agreements  or  for
consummation of the Transaction,  except for such consents,  waivers, approvals, orders,  authorizations,  registrations,  declarations  and  filings  as  may be required under applicable securities laws.

            Section 2.5 CAPITALIZATION.

            (a)  The  equity  interests  of the  Catskill  Companies  listed  on
Schedule  2.5  attached  hereto  and made a part  hereof  are  held by  Catskill
(collectively  referred to herein as the "CATSKILL SUBSIDIARY  INTERESTS").  The
Catskill Subsidiary  Interests are duly authorized,  validly issued,  fully paid and nonassessable  and are not subject to any preemptive right,  whether created by statute, the Catskill Companies' Organizational Documents or any agreement to which either Catskill,  the Catskill Companies or any Current Catskill Member is
a party or by which  Catskill,  the Catskill  Companies or any Current  Catskill
Member is bound,  and such  Catskill  Subsidiary  Interests  have been issued in compliance with all federal and state  securities laws. There are no declared or unpaid  accrued  dividends  with  respect  to  any of  the  Catskill  Subsidiary
Interests.

            (b)  Catskill  holds  no  other  equity  securities,  or  securities convertible  into,  exchangeable  for,  exercisable  for  or in  any  other  way evidencing  the  right  to  receive  equity  securities  of any of the  Catskill
Companies,  authorized, issued or outstanding other than the Catskill Subsidiary
Interests.

            (c)  Catskill  owns the  Catskill  Subsidiary  Interests  set  forth opposite its name on Schedule 2.5 (which Catskill  Subsidiary  Interests are to, first,  be  transferred  by Catskill to the  Remaining  Catskill  Members,  and,
second,  by the Remaining  Catskill Members to Empire at the Closing,  except to the extent of that certain number of shares of MRM capital  stock,  no par value per  share,  to be  transferred  to Empire in  accordance  with the terms of the

Catskill  Redemption  (as  hereinafter  defined))  free and clear of any and all liens, claims, encumbrances, and rights of others.

            (d) Catskill is authorized and entitled to sell, transfer and convey to the  Remaining  Catskill  Members  free  and  clear  title  to  the  Catskill
Subsidiary  Interests,  without any  further  approval  or  authorization  being required,  other than approval by the Remaining Catskill Members and a waiver by the holders of the Senior  Obligation  and  Priority  Returns (as such terms are defined in the Catskill Operating Agreement).

            (e) Upon receipt of the Catskill  Subsidiary  Interests as described in the preceding paragraph,  each Remaining Catskill Member, solely with respect to itself,  will be  authorized  and  entitled to sell,  transfer  and convey to
Empire free and clear title to its Catskill  Subsidiary  Interests,  without any further approval or authorization being required.

            (f) At the Closing Time,  the Catskill  Subsidiary  Interests  being contributed by each Remaining  Catskill  Member to Empire will constitute all of the Catskill  Subsidiary  Interests  received by such Remaining  Catskill Member pursuant to the Catskill Distribution (as hereinafter defined).

            Section 2.6 SUBSIDIARIES.  Except for the Catskill  Companies and as
provided on Schedule 2.6 attached hereto and made a part hereof, Catskill has no
Subsidiaries.  As used in this Agreement,  the word  "SUBSIDIARY" when used with
respect  to  any  party  shall  mean  any  corporation,   partnership  or  other
organization,  whether  incorporated  or  unincorporated,  of  which  at least a majority of the securities or other interests having by their terms voting power to elect a  majority  of the Board of  Directors  or others  performing  similar functions with respect to such corporation or other  organization is directly or indirectly  beneficially owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF CATSKILL

            In addition to those representations and warranties made by Catskill in Article II,  Catskill,  recognizing that Empire is relying on the contents of this  Article  III as a  material  inducement  to its  execution,  delivery  and performance  of this  Agreement,  hereby  also  represents  and  warrants to its knowledge and without independent investigation to Empire as follows:

            Section 3.1 FINANCIAL  STATEMENTS.  Catskill has delivered to Empire true and  complete  copies of the  balance  sheet and income  statement  for the
Catskill  Companies for the year ended  December 31, 2002 and for the nine month
period  ended  September  30,  2003   (collectively,   the  "CATSKILL  FINANCIAL
STATEMENTS").  The  Catskill  Financial  Statements  (a) are true,  correct  and complete,  (b) are in  accordance  with the books and  records  of the  Catskill
Companies  and (c) fairly,  completely  and  accurately  present  the  financial position of the  Catskill  Companies at the dates  specified  and the results of their operations for the periods covered.

            Section  3.2  ABSENCE  OF  CERTAIN  CHANGES  AND  EVENTS.  Except as
expressly contemplated by this Agreement or the Berkshire Loan Documents,  since
September 30, 2003 the Catskill  Companies have conducted their  businesses only in the ordinary course, and there has not been:

            (a) any event, occurrence or development of a state of circumstances or facts that  could  reasonably  be  expected  to result in a material  adverse effect to the  business,  properties,  prospects or  financial  condition of the
Catskill Companies;

            (b)  any  incurrence,   assumption  or  guarantee  by  the  Catskill
Companies  of any  indebtedness  for  borrowed  money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

            (c) any (i) grant of any material  severance or  termination  pay to any director,  officer or employee of the Catskill Companies, (ii) entering into of any material employment, deferred compensation or other similar agreement (or any  amendment  to any such  existing  agreement)  with any  director,  manager, officer or other employee of the Catskill Companies,  or (iii) other than in the ordinary  course  of  business  and  consistent  with past  practices,  material increase  in  compensation,  bonus  or  other  benefits  payable  to  directors, managers, officers or other employees of the Catskill Companies; or

            (d) any agreement or commitment obligating the Catskill Companies to do any of the things described in clauses (a) through (c).

            Section 3.3 MATERIAL CONTRACTS.  Except as set forth on Schedule 3.3 attached  hereto and made a part  hereof,  none of the  Catskill  Companies is a party to or bound by any  contract  which  has a term in  excess of one year and will result in payments in excess of  $100,000  over any 12 month  period  other than (a)  contracts  entered  into in the  ordinary  course of business  and (b)
contracts  cancelable  upon not more than 30 days' notice (each such  contract a
"CATSKILL COMPANY MATERIAL CONTRACT").

            Section 3.4 GENERAL.

            (a) Except as set forth on Schedule  3.4(a),  each Catskill  Company possesses  full  ownership  of, or adequate  licenses or other rights to use all trade secrets, copyrights,  patents, trademarks,  service marks, customer lists, and all similar types of intangible property developed,  created,  registered in the  name  of,  or owned  by it or used by it in  connection  with its  business
("PROPRIETARY RIGHTS").

            (b) Except as described in the Catskill  Financial  Statements or as provided  for in the  Berkshire  Loan  Documents,  no  Catskill  Company has any
material  debts,  liabilities  or  obligations  of any  kind,  whether  accrued, absolute,  contingent or other, whether due or to become due, except as incurred in the ordinary course of business.

            (c) No Catskill Company is in material violation of any provision of its  Organizational  Documents,  each as amended  and in effect on and as of the
Closing,  or in  any  material  respect  of  any  provision  of  any  agreement, instrument or contract to which it is a party or by which it is bound.

            (d) No  Catskill  Company  is in breach of or in  default  under any
Catskill  Company  Material  Contract,  and no other party to any such  Catskill
Company Material Contract is in breach of or in default thereunder (and no event has occurred  which with notice or the lapse of time or both would  constitute a default or violation),  except such defaults which,  singly or in the aggregate,

could not  reasonably be expected to result in a material  adverse effect to the business, properties, prospects or financial condition of such Catskill Company.

            (e) Each Catskill Company is in substantial compliance with, and has not  received  notice  of any  material  violation  of,  any  law or  regulation applicable to its  operations,  including,  without  limitation,  the use of any premises  occupied by it, or with respect to which  compliance is a condition of engaging  in any  aspect of its  business,  and each  Catskill  Company  has all
permits,   licenses,  zoning  rights,  and  other  governmental   authorizations
necessary  to conduct  its  business as  presently  conducted  except  where the failure  to be in such  compliance,  or the  failure to  possess  such  permits,
licenses,  zoning  rights  and  other  governmental   authorizations  would  not
reasonably be expected to result in a material  adverse  effect to the business, properties, prospects or financial condition of such Catskill Company.

            (f) Except as set forth on Schedule  3.4(f) attached hereto and made a part  hereof,  there is no action,  suit,  claim or  proceeding  of any nature pending,  or  threatened,  against  the  Catskill  Companies,  nor is there  any reasonable basis therefor.

            (g) Each Catskill  Company has (i) filed all tax returns and reports as required by law (all of which are true and correct in all material respects),
(ii) paid all  material  taxes and other  assessments  due,  except  those being contested by it in good faith,  (iii) made  adequate  provisions on its books of account for all  material  taxes,  assessments  and  governmental  charges  with respect to its business,  properties and operations for each relevant period and
(iv) withheld or collected from each payment made to its  employees,  the amount of all material  taxes  required to be withheld or collected  therefrom  and has paid the same to the proper tax receiving officers or authorized depositaries.

            (h) No broker,  finder,  or  investment  banker is  entitled  to any brokerage,  finder's,  or  other  fee or  commission  in  connection  with  this
Agreement or the Transaction.

            (i)  Except as may  otherwise  be  provided  in the  Berkshire  Loan
Documents,  each Catskill Company has good, marketable,  and insurable title, or valid,  effective,  and  continuing  leasehold  rights  in the  case  of  leased property, to all real property (as to which, in the case of owned property, such title is fee simple) and all personal  property owned or leased by it or used by it in the  conduct  of its  business,  free  and  clear  of all  liens,  claims, encumbrances,  and  charges,  except  liens  for  taxes  not yet  due and  minor imperfections  of  title  and  encumbrances,  if any,  which  singly  and in the aggregate are not  substantial  in amount and do not  materially  impair the use thereof.

            (j) The business of each Catskill  Company is not being conducted in violation of any applicable order, writ, judgment,  injunction, decree, statute, ordinance, rule or regulation of any Governmental Entity, except such violations which, singly or in the aggregate, could not reasonably be expected to result in a material  adverse effect to the business,  properties,  prospects or financial condition of such Catskill Company.

            (k) There are no activities  or  controversies,  including,  without limitation, any labor organizing activities,  election petitions or proceedings, unfair labor practice complaints,  labor strikes,  disputes,  slowdowns, or work stoppages,  pending or  threatened,  between the  Catskill  Companies  and their respective employees except such activities or controversies which, singly or in the aggregate,  would not reasonably be expected to result in a material adverse effect to the  business,  properties,  prospects or financial  condition of such
Catskill Company.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE MRD MEMBERS

            Each of the MRD Members,  recognizing  that Empire is relying on the contents of this Article IV as a material inducement to its execution,  delivery and  performance  of this  Agreement,  hereby  represents  and  warrants  to its knowledge, without independent investigation and severally and not jointly on an individual  basis on its own behalf  and not on behalf of any other MRD  Member, except for the  representations  and  warranties in Sections  4.5(b) through (d)
which shall not be subject to such  qualification as to knowledge,  to Empire as follows:

            Section 4.1 CORPORATE EXISTENCE. MRD is a limited liability company, duly  organized,  validly  existing and in good  standing  under the laws of the
State of New York,  possessing the requisite limited liability company power and authority to own,  operate and lease its properties and assets,  and to carry on its business as now and as currently proposed to be conducted. True and accurate copies of MRD's Organizational Documents, each as amended an in effect on and as of the Closing, have been delivered to Empire.

            Section  4.2  AUTHORIZATION;  VALIDITY.  Each  MRD  Member  has  all
requisite  power  and  authority  to enter  into  this  Agreement  and all other documents and  instruments  required to be executed by it in connection with the
Transaction  (collectively,  the "MRD RELATED  AGREEMENTS").  The  execution and delivery of this Agreement and the MRD Related  Agreements and the  consummation of the Transaction have been duly authorized by all necessary action, corporate, partnership,  limited liability  company or otherwise,  and no further action is required on the part of the MRD Members to  authorize  this  Agreement,  the MRD
Related  Agreements  applicable  to it  and  that  portion  of  the  Transaction applicable to it. This Agreement and the MRD Related  Agreements  have been duly executed and delivered by the MRD Members, as the case may be, and, assuming the due  authorization,  execution  and  delivery  by the other  parties  hereto and thereto,  constitute a valid and binding  obligation of the MRD Members,  as the case may be,  enforceable in accordance with their respective terms,  subject to the laws of general  application  relating  to  bankruptcy,  insolvency  and the relief  of  debtors  and  the  rules  of  law  governing  specific  performance, injunctive relief or other equitable remedies.

            Section 4.3 NO CONFLICT.  Except as may otherwise be provided in the
Berkshire Loan  Documents,  the execution and delivery of this Agreement and any
MRD Related  Agreement by MRD or any MRD Member does not, and, the  consummation of the Transaction will not result in a Conflict with (a) any provision of MRD's or any MRD  Member's  Organizational  Documents,  (b) any  mortgage,  indenture, lease,  contract  or  other  agreement  or  instrument  or  permit,  concession, franchise  or  license  to which MRD or any MRD  Member is  subject,  or (c) any judgment,  order, decree, statute, law, ordinance, rule or regulation applicable to MRD or any MRD Member.

            Section 4.4 CONSENTS AND APPROVALS.  Except as set forth on Schedule
4.4 attached hereto and made a part hereof, no consent,  waiver, approval, order
or  authorization   of,  or  registration,   declaration  or  filing  with,  any

Governmental  Entity or other third  party,  including a party to any  agreement with MRD or any MRD Member (so as not to trigger a Conflict),  is required by or with  respect  to MRD or any MRD Member in  connection  with the  execution  and delivery of this Agreement and the MRD Related Agreements or for consummation of
the  Transaction,   except  for  such  consents,  waivers,  approvals,   orders,
authorizations, registrations, declarations and filings as may be required under applicable securities laws.

            Section 4.5 CAPITALIZATION.

            (a) The  authorized  equity  securities of MRD consist of membership units (referred to herein as the "MRD INTERESTS"),  all of which are held by the
MRD Members in the  percentages as provided on Schedule 4.5 attached  hereto and made a part hereof. The MRD Interests are duly authorized, validly issued, fully paid and  nonassessable  and are not subject to any  preemptive  right,  whether created by statute,  MRD's  Organizational  Documents or any  agreement to which either  MRD or any MRD  Member is a party or by which  MRD or any MRD  Member is bound,  and such MRD Interests  have been issued in compliance  with all federal and state  securities  laws.  There are no declared or accrued unpaid  dividends with respect to any of the MRD Interests.

            (b) MRD has no other equity  securities,  or securities  convertible into, exercisable for or in any other way evidencing the right to receive equity securities  of  MRD,  authorized,  issued  or  outstanding  other  than  the MRD
Interests held by the MRD Members.

            (c) Each MRD Member owns the MRD  Interests  set forth  opposite its name on Schedule 4.5 (which MRD Interests are to be transferred to Empire at the
Closing) free and clear of any and all liens, claims,  encumbrances,  and rights of others.

            (d) Each MRD Member is authorized and entitled to sell, transfer and convey to Empire free and clear title to its MRD Interests,  without any further approval or authorization being required.

            Section 4.6 SUBSIDIARIES.  MRD does not own or control,  directly or indirectly, any equity interest in any other corporation,  partnership,  limited liability company, association or other business entity.

            Section 4.7 INACTIVE ENTITY. MRD has no (a) employees,  (b) material operations or (c) assets, other than the contractual right to develop 229 acres of land in Monticello, New York.

            Section 4.8 MATERIAL CONTRACTS.  Except as set forth on Schedule 4.8 attached  hereto and made a part  hereof,  MRD is not a party to or bound by any contract  which has a term in excess of one year and will  result in payments in excess of $100,000  over any 12 month  period other than (a)  contracts  entered into in the ordinary  course of business and (b) contracts  cancelable  upon not more than 30 days' notice (each such contract, a "MRD MATERIAL CONTRACT").

            Section 4.9 GENERAL.

            (a)  Except as set forth on  Schedule  4.9(a),  MRD  possesses  full ownership of, or adequate  licenses or other rights to use (without payment) all of its Proprietary Rights.

                                       10

            (b) MRD has no material  debts,  liabilities  or  obligations of any kind, whether accrued,  absolute,  contingent or other, whether due or to become due, except as incurred in the ordinary course of business.

            (c)  MRD is not  in  material  violation  of  any  provision  of its
Organizational  Documents,  each  as  amended  and  in  effect  on and as of the
Closing,  or in  any  material  respect  of  any  provision  of  any  agreement, instrument or contract to which it is a party or by which it is bound.

            (d) MRD is not in breach  of or in  default  under any MRD  Material
Contract,  and no other party to any such MRD Material  Contract is in breach of or in default  thereunder  (and no event has  occurred  which with notice or the lapse of time or both would  constitute  a default or  violation),  except  such defaults which, singly or in the aggregate,  could not reasonably be expected to result in a material  adverse effect to the business,  properties,  prospects or financial condition of MRD.

            (e) MRD is in  substantial  compliance  with,  and has not  received notice of any material  violation  of, any law or  regulation  applicable to its operations,  including,  without limitation, the use of any premises occupied by it, or with respect to which compliance is a condition of engaging in any aspect of its business  and MRD has all permits,  licenses,  zoning  rights,  and other governmental  authorizations  necessary  to conduct its  business  as  presently conducted except where the failure to be in such  compliance,  or the failure to
possess  such  permits,   licenses,   zoning   rights  and  other   governmental
authorizations  would not reasonably be expected to result in a material adverse effect to the business, properties, prospects or financial condition of MRD.

            (f) There is no  action,  suit,  claim or  proceeding  of any nature pending, or threatened, against MRD, nor is there any reasonable basis therefor.

            (g) MRD has (i) filed all tax returns and reports as required by law
(all of which are true and  correct  in all  material  respects),  (ii) paid all material taxes and other  assessments due, except those being contested by it in good  faith,  (iii) made  adequate  provisions  on its books of account  for all material  taxes,  assessments  and  governmental  charges  with  respect  to its business,  properties and operations for each relevant  period and (iv) withheld or collected from each payment made to its employees, the amount of all material taxes  required to be withheld or collected  therefrom  and has paid the same to the proper tax receiving officers or authorized depositaries.

            (h) No broker,  finder,  or  investment  banker is  entitled  to any brokerage,  finder's,  or  other  fee or  commission  in  connection  with  this
Agreement or the Transaction.

            (i) The  business of MRD is not being  conducted in violation of any applicable order, writ, judgment,  injunction,  decree, statute, ordinance, rule or regulation of any Governmental  Entity,  except such violations which, singly or in the  aggregate,  could not  reasonably be expected to result in a material adverse effect to the business, properties,  prospects or financial condition of
MRD.

                                       11

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF EMPIRE

            Empire, recognizing that the Transferors are relying on the contents of this  Article V as a material  inducement  to their  execution,  delivery and performance of this Agreement, hereby represents and warrants to the Transferors as follows:

            Section  5.1  CORPORATE  EXISTENCE.  Empire  is a  corporation  duly organized,  validly existing and in good standing under the laws of the State of
Delaware, possessing the requisite power and authority to own, operate and lease its  properties  and assets and to carry on its business as now and as currently proposed to be conducted.  Empire is duly qualified as a foreign  corporation to do business,  and is in good standing,  in each jurisdiction where the character of the  properties  owned or leased by it, or the nature of its  activities,  is such  that  qualification  as a  foreign  corporation  in that  jurisdiction  is required by law. True and accurate copies of Empire's Organizational  Documents, each as amended an in effect on and as of the  Closing,  have been  delivered to the Transferors.

            Section 5.2 AUTHORIZATION;  VALIDITY. Empire has all requisite power and  authority  to  enter  into  this  Agreement  and all  other  documents  and instruments  required to be executed by it in  connection  with the  Transaction
(collectively,  the "EMPIRE RELATED AGREEMENTS").  The execution and delivery of this  Agreement  and the Empire  Related  Agreements,  the  consummation  of the
Transaction  and the  issuance of the  Exchange  Shares in  accordance  with the
Transaction  have been duly  authorized  by all necessary  action,  corporate or otherwise,  and no further action is required on the part of Empire to authorize the Agreement,  the Empire Related Agreements,  the Transaction and the issuance of the Exchange Shares in accordance with the  Transaction,  subject only to the approval  and  adoption  of this  Agreement  and  the  Transaction  by  Empire's stockholders.  This Agreement and the Empire Related  Agreements  have been duly authorized and validly executed and delivered by Empire,  and,  assuming the due authorization,  execution and delivery by the other parties  hereto and thereto, constitute a valid and binding  obligation of Empire,  enforceable in accordance with their respective terms, subject to the laws of general application relating to  bankruptcy,  insolvency  and the  relief  of  debtors  and the  rules of law governing specific performance, injunctive relief or other equitable remedies.

            Section 5.3 NO CONFLICT.  Except as may otherwise be provided in the
Berkshire Loan  Documents,  the execution and delivery of this Agreement and the
Empire Related Agreements do not, and, the performance thereof by Empire and the consummation  of the  Transaction,  will not result in a  Conflict  with (a) any provision of Empire's  Organizational  Documents,  (b) any mortgage,  indenture, lease,  contract  or  other  agreement  or  instrument  or  permit,  concession, franchise or license to which Empire,  its  properties or its assets  (including intangible assets) are subject,  or (c) any judgment,  order,  decree,  statute, law, ordinance,  rule or regulation  applicable to Empire, its properties or its assets.

            Section 5.4 CONSENTS AND APPROVALS.  Except as set forth on Schedule
5.4 attached hereto and made a part hereof, no consent,  waiver, approval, order
or  authorization   of,  or  registration,   declaration  or  filing  with,  any
Governmental  Entity or other third  party,  including a party to any  agreement with Empire (so as not to trigger a Conflict), is required by or with respect to
Empire in connection  with the execution and delivery of this  Agreement and the

                                       12

Empire Related  Agreements or for the performance hereof and thereof and for the consummation of the Transaction,  except for such consents,  waivers, approvals, orders,  authorizations,  registrations,  declarations  and  filings  as  may be required under applicable securities laws.

            Section 5.5 BROKERS.  No broker,  finder,  or  investment  banker is entitled to any  brokerage,  finder's,  or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreement, written or oral, made by or on behalf of Empire.

            Section 5.6 SEC  REPORTS;  FINANCIAL  STATEMENTS.  Empire has timely filed all required reports, registration statements, proxy statements, forms and other  documents with the Securities and Exchange  Commission  (the "SEC") since
January  1, 2002 (as such  documents  have since the time of their  filing  been amended or  supplemented,  the "EMPIRE  SEC  REPORTS").  As of their  respective dates, each of the Empire SEC Reports (including any financial  statements filed as a part thereof or incorporated by reference therein) complied in all material respects with all  applicable  requirements  of the  Securities  Act of 1933, as amended (the  "SECURITIES  ACT"),  or the  Securities  Exchange Act of 1934,  as
amended (the "EXCHANGE ACT"), as the case may be, each as in effect on the dates such Empire SEC Reports  were filed.  None of the Empire SEC Reports  contained, when filed or at the time when they  became  effective,  as the case may be, any untrue statement of a material fact or omitted to state a material fact required to be stated  therein or necessary in order to make the statements  therein,  in light of the  circumstances  under  which they were made,  not  misleading.  The consolidated financial statements of Empire and its Subsidiaries included in the
Empire SEC Reports (the "EMPIRE FINANCIAL  STATEMENTS") comply as to form, as of their  respective  dates of filing with the SEC, in all material  respects  with applicable  accounting  requirements  and the published rules and regulations of the SEC with respect  thereto and fairly  present,  in conformity with generally accepted accounting principals ("GAAP") applied on a consistent basis throughout the  relevant  periods  (except as may be  indicated  in the notes  thereto and, except in the case of  unaudited  quarterly  statements,  as  permitted  by Form
10-QSB  of the SEC),  the  consolidated  financial  position  of Empire  and its consolidated  Subsidiaries as of the dates thereof and the consolidated  results of their  operations  and changes in  financial  position and cash flows for the periods  then  ended  (subject,  in the  case  of  unaudited  interim  financial statements, to normal year-end adjustments).  The S-4 Registration Statement (as hereinafter  defined)  and  the  prospectus  used  in  connection  with  the S-4
Registration   Statement,   and  each  amendment  or  supplement   thereto  (the
"PROSPECTUS"), as of the effective date of the S-4 Registration Statement and as of the  dates of the  effectiveness  of any  amendments  thereto,  and as of the filing date of the S-4 Registration  Statement and each Prospectus and as of the filing dates of any  amendments  or  supplements  thereto,  and as of the filing dates of any documents  incorporated by reference therein,  and as of the date a proxy or information  statement of Empire containing the Prospectus  included in the S-4 Registration  Statement (or any amendment thereof or supplement thereto)
is first mailed by Empire to its stockholders,  and as of the date of the Empire
Consent (as hereinafter  defined) and as of the Closing Date, (i) will comply in all  material  respects  with the  requirements  of the  Securities  Act, or the
Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and other applicable laws, (ii) with respect to the S-4 Registration  Statement, will not  contain  any untrue  statement  of a material  fact or omit to state a material fact required to be stated  therein or necessary to make the statements therein not  misleading  and (iii) will not contain  any untrue  statement  of a

                                       13

material fact or omit to state a material fact required to be stated  therein or necessary to make the statements  therein,  in light of the circumstances  under
which  they  were   made,   not   misleading;   provided,   however,   that  the
representations and warranties set forth in this sentence shall not be deemed to be breached as a result of any information in the S-4 Registration  Statement or
Prospectus  furnished  to Empire  by  Catskill  or the  Transferors  in  writing expressly for use therein.  The consolidated  financial statements of Empire and its  Subsidiaries  to be  included  in the S-4  Registration  Statement  and the
Prospectus  (including  any  financial  statements  filed as a part  thereof  or incorporated  by  reference  therein)  will  comply  as to form in all  material respects  with  applicable  accounting  requirements  of the  SEC and  with  the published  rules and  regulations  of the SEC with  respect  thereto and will be prepared  in  accordance  with GAAP  applied on a  consistent  basis  during the periods  involved  (except  as  may be  indicated  in the  notes  thereto).  Any reference  in  this  Section  5.6  to  the  S-4  Registration  Statement  or the
Prospectus as of any time shall be deemed to include any document  incorporated, or deemed  to be  incorporated,  therein  by  reference  as of such time and any reference  herein to any  amendment  to the S-4  Registration  Statement  or any supplement  to a  Prospectus  as of any time  shall be  deemed  to  include  any document incorporated, or deemed to be incorporated,  therein by reference as of such time.

            Section  5.7  ABSENCE  OF  CERTAIN  CHANGES  AND  EVENTS.  Except as
expressly contemplated by this Agreement or the Berkshire Loan Documents,  since
September  30, 2003 Empire and each of its  Subsidiaries  have  conducted  their businesses only in the ordinary course, and there has not been:

            (a) any event, occurrence or development of a state of circumstances or facts that  could  reasonably  be  expected  to result in a material  adverse effect to the business,  properties,  prospects or financial condition of Empire or any of its Subsidiaries;

            (b) any  declaration,  payment or setting  aside for  payment of any dividends or other  distribution  (whether in cash,  stock or other property) in respect of any capital stock of, or other  membership or ownership  interest in, or other equity securities, of Empire or any of its Subsidiaries;

            (c)  any  redemption,  repurchase  or  other  acquisition,  for  any consideration,  of  any  outstanding  shares  of  capital  stock  of,  or  other membership or ownership  interests in, or other equity securities,  of Empire or any of its  Subsidiaries,  or any  securities  which  are  convertible  into  or exchangeable or exercisable therefor;

            (d) any incurrence,  assumption or guarantee by Empire or any of its
Subsidiaries of any  indebtedness  for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

            (e) any change in any method of accounting or accounting practice by
Empire or any of its  Subsidiaries,  except such  changes  that are  required by reason of a concurrent change in GAAP;

            (f) any (i) grant of any material  severance or  termination  pay to any  director,  officer or employee of Empire or any of its  Subsidiaries,  (ii)
entering into of any material employment, deferred compensation or other similar agreement (or any amendment to any such existing  agreement)  with any director, manager, officer or other employee of Empire or any of its Subsidiaries or (iii)

                                       14

other  than  in the  ordinary  course  of  business  and  consistent  with  past practices, material increase in compensation, bonus or other benefits payable to directors,  managers,  officers  or  other  employees  of  Empire  or any of its
Subsidiaries; or

            (g) any  agreement  or  commitment  obligating  Empire or any of its
Subsidiaries to do any of the things described in clauses (a) through (f).

            Section 5.8 CAPITALIZATION.

            (a) As of the date hereof,  the  authorized  capital stock of Empire consists solely of:

                (i) 75,000,000  shares of Common Stock,  of which  6,024,151 are issued and outstanding;

                (ii) 821,496 shares of Series B Preferred Stock,  $.01 par value per share  (the  "SERIES B  PREFERRED  STOCK"),  of which  44,258 are issued and outstanding;

                (iii) 137,889 shares of Series C Preferred Stock, $.01 par value per share, none of which are issued and outstanding;

                (iv) 4,000  shares of Series D Preferred  Stock,  $.01 par value per share, none of which are issued and outstanding;

                (v) 1,730,697 shares of Series E Preferred Stock, $.01 par value per share  (the  "SERIES  E  PREFERRED  STOCK"),  all of which  are  issued  and outstanding;

                (vi) 2,305,918 shares of undesignated  Preferred Stock, $.01 par value per share, none of which are issued and outstanding; and

                (vii) no shares of Common Stock are held as treasury shares.

            (b) As of the date hereof,  there are  outstanding  stock options to purchase an aggregate of 852,528 shares of Empire Common Stock, all of which are currently exercisable. As of the date hereof, (i) 852,528 shares of Common Stock were  reserved  for issuance  upon  exercise of  outstanding  options to acquire
Common Stock,  and (ii) 35,407 shares of Common Stock were reserved for issuance
pursuant  to  warrants,   rights  or  other   securities   convertible  into  or
exchangeable or exercisable for shares of Common Stock.

            (c) All of the  outstanding  shares of capital  stock of Empire have been duly  authorized and validly  issued and are fully paid and  nonassessable.
Except as set forth in this  Section  5.8,  as of the date  hereof  there are no outstanding  (i) shares of capital  stock or other voting  securities of Empire,
(ii) securities of Empire convertible into or exchangeable for shares of capital stock or  voting  securities  of  Empire  (other  than the  shares  of  Series B
Preferred  Stock,  which are convertible  into shares of Empire Common Stock) or
(iii)  options or other  rights to acquire  from Empire,  and no  obligation  of
Empire to issue, any capital stock, voting securities or securities  convertible into or  exchangeable  for capital  stock or voting  securities of Empire (other

                                       15

than the shares of Series B Preferred  Stock,  which are convertible into shares of Empire Common Stock).  Except as set forth on Schedule 5.8(c) attached hereto and made a part hereof or as disclosed  in the Empire SEC  Reports,  there is no commitment by Empire to register  with the SEC any shares of its capital  stock.
The  securities  described  in  Sections  5.8(a) and (b) above are  collectively referred to herein as the "EMPIRE  SECURITIES".  Except pursuant to the terms of the Empire Securities and this Agreement,  there are no outstanding  obligations of Empire to repurchase, redeem or otherwise acquire any Empire Securities.

            Section 5.9 VALID ISSUANCE OF EXCHANGE  SHARES.  The Exchange Shares
have been duly  authorized and validly  reserved for issuance,  and, when issued and delivered by Empire in  accordance  with the  provisions of this  Agreement, will (a) be duly authorized,  validly issued,  fully paid, and nonassessable and
free  of  preemptive  rights,   and  free  and  clear  of  all  liens,   claims,
encumbrances,  adverse  interests  of any kind and  free of any  restriction  on transfer, other than restrictions on transfer under applicable federal and state securities laws, and (b) represent (i) 80.25% of Empire's issued and outstanding
Common Stock,  determined as of the Closing Date, on a fully diluted basis (full dilution for purposes of this Section  shall include all shares of Common Stock, including shares of Common Stock held as treasury shares, shares of Common Stock reserved for issuance upon  exercise of  outstanding  options to acquire  Common
Stock  (whether  vested or  unvested)  and shares of Common  Stock  reserved for issuance  pursuant to warrants,  rights or other securities  convertible into or exchangeable or exercisable for shares of Common Stock) and (ii) at least 80% of the voting  rights in Empire.  The Exchange  Shares will be issued in compliance with all  applicable  federal  and state  securities  laws.  Upon  issuance  and delivery of the Exchange  Shares by Empire in accordance  with the provisions of this Agreement and  consummation of the Common Stock  Redemption (as hereinafter defined),  the authorized,  issued and outstanding  capital stock of Empire will consist  solely of (i) shares of Common  Stock,  (ii) 44,258  shares of Series B
Preferred Stock and (iii) 1,730,697 shares of Series E Preferred Stock.

            Section  5.10 NO  UNDISCLOSED  LIABILITIES.  To the best of Empire's knowledge and belief, without independent investigation,  except as set forth in and properly  reserved against on the Empire Financial  Statements and except as provided  in  the  Berkshire  Loan  Documents,  neither  Empire  nor  any of its
Subsidiaries  has any material  debts,  liabilities  or obligations of any kind, whether accrued,  absolute,  contingent or other,  whether due or to become due, except as  incurred  in the  ordinary  course of  business.  None of the  debts, liabilities or obligations  described in the preceding sentence has had or could reasonably be expected to have,  individually  or in the  aggregate,  a material adverse effect on the business, properties,  prospects or financial condition of
Empire or any of its  Subsidiaries.  Except as may be provided in the  Berkshire
Loan  Documents,  neither  Empire nor any of its  Subsidiaries  has any material debts,  liabilities  or  obligations  of any kind,  whether  accrued,  absolute, contingent or other,  whether due or to become due,  unrelated to its respective business and operations as currently conducted.

            Section  5.11  BRYANSTON  LITIGATION.  Except  as  provided  on that certain  judgment,  suit and lien report  prepared by the  Corporation  Research
Company and attached hereto as EXHIBIT A, to the best of Empire's  knowledge and belief,  without  independent  investigation,  there  is  no  outstanding  civil judgment,  order,  decree,  stipulation or injunction  against Stanley  Tollman,
Beatrice  Tollman,  Monty  Hundley  or the  Bryanston  Group,  Inc.,  a  Georgia
corporation  ("BRYANSTON"),  in  favor of the  United  States  Attorney  for the
Southern  District  of New York (the  "U.S.  ATTORNEY"),  nor is any such  civil action, suit or proceeding pending.

                                       16

            Section    5.12    RECAPITALIZATION    AGREEMENT.    That    certain
Recapitalization  Agreement,  dated  December 10, 2002,  by and between  Empire,
Alpha Monticello, Bryanston, Stanley Tollman, Beatrice Tollman and Monty Hundley
(the  "RECAPITALIZATION  AGREEMENT"),  was duly authorized  validly executed and delivered by Empire and Alpha Monticello,  and, assuming the due  authorization, execution  and delivery by the other  parties  thereto,  constitutes a valid and binding  obligation of the parties  thereto,  enforceable in accordance with its terms,  subject  to the laws of  general  application  relating  to  bankruptcy, insolvency  and the relief of debtors  and the rules of law  governing  specific performance, injunctive relief or other equitable remedies.

            Section 5.13 TAXES.  To the best of Empire's  knowledge  and belief,
Empire has (a) filed all tax  returns  and  reports as  required  by law (all of which are true and  correct in all  material  respects),  (b) paid all taxes and other  assessments  due, except those being  contested by it in good faith,  (c)
made adequate provisions on its books of account for all taxes,  assessments and governmental charges with respect to its business, properties and operations for each relevant period and (d) withheld or collected from each payment made to its employees,  the  amount  of all  taxes  required  to be  withheld  or  collected therefrom  and has  paid  the  same to the  proper  tax  receiving  officers  or authorized  depositaries.  None of Empire,  any  Subsidiary  of Empire or to the
knowledge of Empire, any Affiliate (as hereinafter  defined) of Empire has taken or agreed to take any action that would prevent the Transaction  from qualifying as a contribution and exchange within the meaning of Section 351(a) of the Code.
Empire is not aware of any  agreement,  plan or other  circumstance  that  would prevent the Transaction  from  qualifying as a contribution  and exchange within the meaning of Section 351(a) of the Code.

            Section 5.14 NO INVESTMENT COMPANY.  Empire is not, and after giving effect to the Transaction,  will not be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

            Section 5.15 COMPLETE DISCLOSURE. No representation or warranty made by Empire in this Agreement, and no exhibit, schedule, statement, certificate or other writing furnished to the Transferors,  by or on behalf of Empire, pursuant to this  Agreement,  the Empire  Related  Agreements or in  connection  with the
Transaction,  contains or will contain,  any untrue statement of a material fact or omits or will omit to state a material fact  necessary to make the statements contained herein and therein not misleading.  Moreover,  Empire has provided the
Transferors with all information reasonably available to it that the Transferors have  requested  for deciding  whether to invest in the Exchange  Shares and all information  which  Empire  believes  is  reasonably  necessary  to  enable  the
Transferors  to make such a decision.  Empire has conducted its own  independent investigation of the Transferred Companies, has been provided the opportunity to obtain  information  concerning  the  Transferred  Companies  and  has  had  the opportunity to ask questions of, and receive answers from, the management of the
Transferred  Companies  pertaining  to the  Transferred  Companies.  Empire is a sophisticated  investor and has such  knowledge and  experience in financial and business  matters that it is capable of  evaluating  the merits and risks of the
Transaction.  Empire  understands  and  is  able  to  bear  any  economic  risks associated with the Transaction.

                                       17

                                   ARTICLE VI
                                    COVENANTS

            The parties covenant as follows:

            Section  6.1 ACCESS TO RECORDS.  Between the date of this  Agreement and  the  Closing  Time,  Empire  shall  and the  Transferors  shall  cause  the
Transferred Companies to (a) afford each other and each other's  representatives full and free access to each other's personnel, properties, contracts, books and records, and other documents and data, (b) furnish each other with copies of all such contracts,  books and records, and other existing documents and data as may be  reasonably  requested,  and (c)  furnish  each  other  with such  additional financial,  operating,  and  other  data and  information  as may be  reasonably requested.

            Section 6.2 REPRESENTATIONS AND WARRANTIES;  COVENANTS.  Each of the
parties  hereto shall give prompt written notice to the other parties of (a) the occurrence or  non-occurrence  of any event, the occurrence or non-occurrence of which has caused or will likely cause any of its  representations  or warranties hereunder  to be  materially  untrue and (b) any failure by it to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however that the delivery of any notice pursuant to this
Section 6.2 shall not limit or otherwise affect any party's right to rely on the representations and warranties herein or any of the remedies available to it.

            Section 6.3 CONDUCT OF EMPIRE PRIOR TO CLOSING.  Except as expressly contemplated  by  this  Agreement  and  the  Berkshire  Loan  Documents,  Empire
covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing
Time,  unless the Transferors  shall  otherwise  agree in writing,  Empire shall conduct its business  only in, and Empire shall not take any action  except,  in the ordinary  course of business and in a manner  consistent with past practice;
and Empire shall use all reasonable efforts to preserve substantially intact the business  organization of Empire,  to keep available the services of the present officers,  employees  and  consultants  of Empire and to  preserve  the  present relationships  of Empire with customers,  suppliers and other persons with which
Empire has  significant  business  relations.  By way of  amplification  and not limitation,  except as  contemplated  by this  Agreement and the Berkshire  Loan
Documents,  Empire shall not,  during the period from the date of this Agreement and  continuing  until the earlier of the  termination  of this Agreement or the
Closing Time,  directly or  indirectly  do, or agree to do, any of the following without the prior written consent of each Transferor:

            (a) other than to amend the Series E Preferred Stock  certificate of designations,  providing each holder of Series E Preferred  Stock with the right to one vote for every four shares of Series E Preferred  Stock held of record on all matters  submitted to Empire's  stockholders  for a vote, amend or otherwise change its Organizational Documents;

            (b) issue,  sell, pledge,  dispose of or encumber,  or authorize the issuance,  sale,  pledge,  disposition or encumbrance  of, any shares of capital stock of any class, or any options,  warrants,  convertible  securities or other rights  of any kind to  acquire  any  shares  of  capital  stock,  or any  other ownership  interest  (including,  without  limitation,  any phantom interest) in
Empire  (except for (i) the issuance of shares of Empire  Common Stock  issuable

                                       18

pursuant  to stock  options  which are  outstanding  on the date hereof and (ii)
grants of stock  options  under  Empire's  existing  stock  option plans for the purchase of a maximum of 200,000 shares of Empire's Common Stock);

            (c) directly or indirectly sell, pledge,  dispose of or encumber any assets of Empire  (except  for (i)  sales of  assets in the  ordinary  course of business and in a manner  consistent  with past practice,  (ii)  dispositions of obsolete or worthless assets, and (iii) sales of immaterial assets not in excess of $75,000 in the aggregate);

            (d) (i)  declare,  set  aside,  make or pay any  dividend  or  other distribution  (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine, reclassify,  subdivide or redeem,  purchase or otherwise  acquire,  directly or indirectly,  any of its capital  stock or issue or  authorize  or  propose  the  issuance  of any  other securities or property in respect of, in lieu of or in  substitution  for shares of its  capital  stock,  or (iii)  amend  the  terms or  change  the  period  of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its securities,  including,  without limitation,  shares of Empire's Common Stock or any option,  warrant or right,  directly  or  indirectly,  to acquire  shares of
Empire's  Common  Stock,  or provide that upon the exercise or conversion of any such option,  warrant or right the holder thereof shall receive cash, or propose to do any of the foregoing;

            (e) (i) acquire (by merger,  consolidation,  or acquisition of stock or assets)  any  corporation,  partnership  or other  business  organization  or division  thereof;  (ii) incur any  indebtedness for borrowed money or issue any
debt   securities,   or  assume,   guarantee  or  endorse  or  otherwise  as  an
accommodation  become  responsible for, the obligations of any person or, except in the ordinary course of business consistent with past practice, make any loans or advances; (iii) enter into or amend any material contract or agreement;  (iv)
authorize any capital expenditures or purchase of fixed assets which are, in the aggregate,  in excess of  $100,000  for  Empire;  or (v) enter into or amend any contract,  agreement,  commitment  or  arrangement  to effect any of the matters prohibited by this Section 6.3(e);

            (f)  except  as  may  be  required  by  contractual  commitments  or corporate  policies with respect to severance or termination pay in existence on the date of this Agreement as disclosed on Schedule  6.3(f)  attached hereto and made a part hereof,  increase the  compensation  payable or to become payable to its officers or employees,  except for increases in salary or wages of employees of Empire who are not officers of Empire in the  ordinary  course of business in accordance with past practice,  or grant any severance or termination pay to, or enter into any employment or severance  agreement with any director,  officer or other employee of Empire,  establish,  adopt, enter into or amend any collective
bargaining,   bonus,  profit  sharing,  thrift,   compensation,   stock  option,
restricted  stock,  pension,  retirement,  deferred  compensation,   employment,
termination,  severance  or  other  plan,  agreement,  trust,  fund,  policy  or arrangement  for the  benefit of any  current or former  directors,  officers or employees, except, in each case, as may be required by law;

            (g) pay, discharge or satisfy any claims, liabilities or obligations
(absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment,  discharge or  satisfaction  in the ordinary course of business and consistent  with past practice of liabilities  reflected or reserved  against in

                                       19

Empire's Financial Statements or incurred in the ordinary course of business and consistent with past practice;

            (h) adopt a plan of  complete or partial  liquidation,  dissolution, merger, consolidation, restructuring, or other reorganization;

            (i)  waive,  release,  assign,  settle or  compromise  any  material claims, or any material litigation or arbitration;

            (j) make any  material  tax  election  or settle or  compromise  any material liability for taxes;

            (k) take any action to exempt Empire from or make Empire not subject to (i) the  provisions of Section 203 of the Delaware  General  Corporation  Law
(the "DGCL"), or (ii) any other state takeover law or state law that purports to limit or  restrict  business  combinations  or the  ability  to  acquire or vote shares; or

            (l) take,  or agree in  writing  or  otherwise  to take,  any of the actions  described  in Sections  6.3 (a) through (k) above,  or any action which would make any of the  representations or warranties of Empire contained in this
Agreement  untrue or incorrect in any  material  respect or prevent  Empire from performing or cause Empire not to perform its covenants hereunder.

            Section  6.4  CONDUCT OF  TRANSFERRED  COMPANIES  PRIOR TO  CLOSING.
Except as  expressly  contemplated  by this  Agreement  and the  Berkshire  Loan
Documents,  Catskill and the  Transferors  covenant  and agree that,  during the period from the date of this Agreement and  continuing  until the earlier of the termination of this Agreement or the Closing Time, unless Empire shall otherwise agree in writing,  they shall cause the  Transferred  Companies to conduct their businesses only in, and Catskill and the Transferors shall cause the Transferred
Companies not take any action except in, the ordinary  course of business and in a manner  consistent with past practice;  and Catskill and the Transferors shall use all  reasonable  efforts  to  preserve  substantially  intact  the  business organization of the Transferred Companies, to keep available the services of the present officers,  employees and consultants of the Transferred Companies and to preserve the present  relationships of the Transferred Companies with customers,
suppliers  and  other  persons  with  which  the   Transferred   Companies  have
significant  business  relations.  By way of  amplification  and not limitation, except as  contemplated  by this  Agreement  and the Berkshire  Loan  Documents,
Catskill  and the  Transferors  shall cause the  Transferred  Companies  not to, during the  period  from the date of this  Agreement  and  continuing  until the earlier of the  termination of this  Agreement or the Closing Time,  directly or indirectly  do, or agree to do, any of the  following  without the prior written consent of Empire:

            (a) amend or otherwise change their Organizational Documents;

            (b) issue,  sell, pledge,  dispose of or encumber,  or authorize the issuance,  sale,  pledge,  disposition or encumbrance  of, any shares of capital stock of any class, or any options,  warrants,  convertible  securities or other rights  of any kind to  acquire  any  shares  of  capital  stock,  or any  other ownership interest (including,  without limitation, any phantom interest) in the
Transferred Companies;

                                       20

            (c) directly or indirectly sell, pledge,  dispose of or encumber any assets  of the  Transferred  Companies  (except  for (i)  sales of assets in the ordinary course of business and in a manner consistent with past practice,  (ii)
dispositions  of obsolete or  worthless  assets,  and (iii) sales of  immaterial assets not in excess of $50,000 in the aggregate);

            (d) (i)  declare,  set  aside,  make or pay any  dividend  or  other distribution  (whether in cash, stock or property or any combination thereof) in respect of any of their capital stock, (ii) split,  combine or reclassify any of their  capital  stock or issue or authorize or propose the issuance of any other securities or property in respect of, in lieu of or in  substitution  for shares of their  capital  stock,  or (iii)  amend  the terms or  change  the  period of exercisability of, purchase,  repurchase,  redeem or otherwise  acquire,  any of their securities, including, without limitation, the Interests or (to the extent issued)  any  option,  warrant  or right,  directly  or  indirectly,  to acquire
Interests,  or provide that upon the exercise or  conversion of any such option, warrant or right the holder  thereof shall receive cash, or propose to do any of the foregoing;

            (e) (i) acquire (by merger,  consolidation,  or acquisition of stock or assets)  any  corporation,  partnership  or other  business  organization  or division  thereof;  (ii) incur any  indebtedness for borrowed money or issue any
debt   securities,   or  assume,   guarantee  or  endorse  or  otherwise  as  an
accommodation  become  responsible for, the obligations of any person or, except in the ordinary course of business consistent with past practice, make any loans or advances; (iii) enter into or amend any material contract or agreement;  (iv)
authorize any capital expenditures or purchase of fixed assets which are, in the aggregate,  in excess of  $100,000;  or (v)  enter  into or amend any  contract, agreement,  commitment or arrangement to effect any of the matters prohibited by this Section 6.4(e);

            (f) increase the compensation  payable or to become payable to their officers or  employees,  except for increases in salary or wages of employees of the Transferred  Companies who are not officers of the Transferred  Companies in the ordinary course of business in accordance  with past practice,  or grant any severance  or  termination  pay to, or enter into any  employment  or  severance agreement  with any  director,  officer  or other  employee  of the  Transferred
Companies,  establish,  adopt,  enter into or amend any  collective  bargaining, bonus, profit sharing,  thrift,  compensation,  stock option,  restricted stock, pension, retirement, deferred compensation,  employment,  termination, severance or other plan, agreement,  trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law;

            (g) pay, discharge or satisfy any claims, liabilities or obligations
(absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment,  discharge or  satisfaction  in the ordinary course of business and consistent  with past  practice of  liabilities  reflected or properly  reserved against in the financial statements of the Transferred  Companies or incurred by them in the ordinary course of business and consistent with past practice;

            (h) adopt a plan of  complete or partial  liquidation,  dissolution, merger, consolidation, restructuring, or other reorganization;

                                       21

            (i)  waive,  release,  assign,  settle or  compromise  any  material claims, or any material litigation or arbitration;

            (j) make any  material  tax  election  or settle or  compromise  any material liability for taxes; or

            (k) take,  or agree in  writing  or  otherwise  to take,  any of the actions  described  in Sections  6.4(a)  through (j) above,  or any action which would  make  any  of  the  representations  or  warranties  of  Catskill  or the
Transferors  contained  in this  Agreement  untrue or  incorrect in any material respect or prevent the Transferors  from performing or cause the Transferors not to perform their covenants hereunder.

            Section 6.5  COMMERCIALLY  REASONABLE  EFFORTS.  Each of the parties hereto  shall use its  commercially  reasonable  efforts  to take or cause to be taken all action, and to do or cause to be done all things necessary,  proper or advisable to consummate the  Transaction,  including,  without  limitation,  (a)
obtaining all necessary consents,  approvals and authorizations,  (b) making all necessary filings and (c) delivering all required notices.

            Section 6.6 NY GAMING DISTRIBUTION.  Prior to the Closing, NY Gaming
shall distribute all of its membership  interest in Catskill to Alpha Monticello
(the "NY GAMING DISTRIBUTION").

            Section  6.7  CATSKILL  REDEMPTION.  Subsequent  to  the  NY  Gaming
Distribution,  but prior to the  Closing,  Catskill  shall  redeem  all of Alpha
Monticello's  membership  interest in Catskill in exchange for 40% of the issued and  outstanding  capital  stock  of  MRM,  on  terms  and  conditions  mutually satisfactory to Catskill and Empire (the "CATSKILL REDEMPTION").

            Section 6.8 CATSKILL ASSETS AND LIABILITIES CONTRIBUTION. Subsequent
to the Catskill Redemption,  but prior to the Closing, Catskill shall contribute all of its assets and liabilities,  except for Catskill's  interest in 229 acres of land in  Monticello,  New York and its claims  related to the  Litigation (as hereinafter defined) to MCM (the "CATSKILL CONTRIBUTION").

            Section 6.9 CATSKILL SUBSIDIARY INTERESTS  DISTRIBUTION.  Subsequent
to  the  Catskill  Contribution,  but  prior  to  the  Closing,  Catskill  shall distribute all of its Catskill  Subsidiary  Interests to the Remaining  Catskill
Members,  on terms and  conditions  mutually  satisfactory  to Catskill  and the
Remaining Catskill Members (the "CATSKILL DISTRIBUTION").

            Section 6.10  AMENDMENT  OF CAYUGA  LETTER  AGREEMENT.  Prior to the
Closing, the letter agreement by and among Empire,  Catskill,  the Cayuga Nation of New York,  the Cayuga  Catskill  Gaming  Authority,  RB, Morad Tahbaz,  Alpha
Monticello,  ATP,  Joseph E.  Bernstein,  Ralph J.  Bernstein,  Maurice  Dabbah,
Monticello  Realty and Watertone,  dated as of April 3, 2003 (the "CAYUGA LETTER
AGREEMENT"),  will be amended to provide for Empire's  assumption  of Catskill's obligations under the Cayuga Letter Agreement.

            Section 6.11 SERVICES  COMPENSATION  AGREEMENTS.  In connection with the Closing,  each of (a) MCM,  Alpha  Monticello  and BKB shall  terminate that certain ASR Services  Compensation  Agreement among them dated July 10, 2000 and
(b) MM,  Alpha  Monticello  and BKB shall  terminate  that  certain ASR Services
Compensation Agreement among them dated January 9, 1999 (together, the "SERVICES
COMPENSATION AGREEMENTS").

                                       22

            Section 6.12 PREPARATION OF LITIGATION TRUST.  Prior to the Closing,
Empire,  Catskill and the  Transferors  shall,  and each of them shall cause the
Transferred  Companies  (each  to the  extent  a party  to the  Litigation,  the
"PLAINTIFFS")  to,  assign all of their  claims  under or related to the subject matter of the  alienation  and  frustration  of their  agreements  and  business relations  with the St. Regis Mohawk Tribe and their rights to any proceeds from any judgment or settlement  that may arise from any litigation  relating to such subject matter (the "PROCEEDS"),  including those certain  litigations  entitled
Catskill Development,  L.L.C., Mohawk Management, L.L.C., and Monticello Raceway
Development   Company,   L.L.C.,   Plaintiffs.   v.  Park  Place   Entertainment
Corporation,  Defendant.  (Civil Action No. 00CIV8660  (CM)(GAY)) (United States
District Court Southern District Of New York) and Catskill Development,  L.L.C.,
Mohawk Management,  L.L.C., and Monticello Raceway Development Company,  L.L.C.,
Plaintiffs.  against Gary Melius, Ivan Kaufman, Walter Horn, President MR. - St.
Regis Management Company,  et al, Defendants.  (Index No. 891/03) (Supreme Court
of the State of New York County of Sullivan) (collectively, the "LITIGATION") to a  grantor  trust  (the  "TRUST")  on  behalf  of all  persons  who shall be the individual  beneficiaries  of such claims on the date preceding the Closing Date
(with  Empire to receive a 19.75%  interest in the Trust),  and each party shall cooperate  with  each  other  prior  thereto  in  formation  of  the  Trust  and preparation of its Organizational Documents. Empire shall provide an irrevocable line of  credit to the Trust in the  amount  of  $2,500,000  and each of Paul A.
deBary and Joseph E.  Bernstein  shall be appointed as co-trustees of the Trust, with the Trust's  Organizational  Documents  providing  for  Messrs.  deBary and
Bernstein to each receive $60,000 per year and 1% and 4%,  respectively,  of the
Proceeds  as   remuneration   for  their  services  as  trustees.   The  Trust's
Organizational  Documents  shall also provide that any Proceeds  received by the
Trust  shall  first be  applied  to pay the  expenses  of the  Trust,  including compensation of the trustees,  second,  to provide for a reserve,  if necessary, for future  expenses  of the Trust,  third to repay  Empire in  addition  to any amount borrowed under the line of credit,  up to $7,500,000 to compensate Empire for other previously  incurred  expenses in connection with the Litigation,  and then  for the  remaining  amount  to be  distributed  pro  rata  to the  Trust's beneficiaries.

            Section  6.13  FAIRNESS  OPINION  COOPERATION.  Each of the  parties
hereto  shall  cooperate  with  Kane  Reece  Associates,   Inc.,  the  valuation
consulting firm retained by the Special Committee of Empire's Board of Directors
(the "SPECIAL  COMMITTEE") to evaluate the fairness of the Transaction to Empire and its  stockholders  from a financial  point of view, in its  preparation of a fairness opinion with respect to the Transaction.

            Section 6.14 DUE AUTHORIZATION OF EXCHANGE SHARES.  Empire shall not take any  action,  or omit to take any  action,  that would  cause the  Exchange
Shares, when issued, not to be duly authorized,  validly issued,  fully paid and non-assessable.

            Section 6.15 SECTION 351(a).  The parties shall not take any action, or omit to take any action, that would cause the Transaction not to qualify as a transaction described in Section 351(a) of the Code.

            Section  6.16  OFFICERS  AND  DIRECTORS.  The Board of  Directors of
Empire and the Nominating  Committee  thereof shall nominate for election at the next  stockholders'  meeting,  or action or  approval by written  consent,  with respect to which  directors  are to be elected,  three persons to be selected by
each  of  Watertone,   ATP  and  Monticello   Realty,  two  of  which  shall  be

                                       23

"independent"  within the meaning of the listing rules and any other  applicable rules or  regulations  promulgated  by the National  Association  of  Securities
Dealers (the "NASD"),  through its  subsidiary,  The Nasdaq Stock  Market,  Inc.
and/or any exchange where the Common Stock is or will be listed,  with each such entity  being  entitled  to  have  one of its  nominees  nominated  as a Class I
Director, Class II Director and Class III Director.

            Section 6.17 EXECUTIVE EMPLOYMENT AGREEMENT.  As soon as practicable after  the date  hereof,  Empire  and each of  Robert  A.  Berman  and  Scott A.
Kaniewski shall amend those certain employment agreements,  dated as of February
12,  2002,  by and  between  Empire  and each of Messrs.  Berman  and  Kaniewski
(collectively, the "EMPLOYMENT AGREEMENTS"),  respectively, so that (a) the term of each Employment  Agreement is terminable at will by either party upon 30 days prior  written  notice,  and (b) the amounts  payable  thereunder  from the date hereof shall be limited to the base salary portion of such Employment Agreements
(e.g.  amounts  that would have been  payable as provided  in  Schedule  6.3(f), including severance or termination  payments,  shall not be payable,  other than accrued salary). As of the date hereof,  $210,650 and $134,933 is due to each of
Messrs. Berman and Kaniewski, respectively, as unpaid accrued compensation under the Employment Agreements. Such amendments shall become effective upon, and only upon, the Closing hereunder.

                                  ARTICLE VII
             REGISTRATION STATEMENT, STOCKHOLDER VOTE AND BRYANSTON
                                   REDEMPTION

            Section 7.1 REGISTRATION STATEMENT.

            (a)  Empire  shall  promptly   prepare  and  file  with  the  SEC  a
registration  statement on Form S-4 (together with all amendments  thereto,  the
"S-4 REGISTRATION STATEMENT") covering the registration under the Securities Act of all the Exchange Shares, a portion of which S-4 Registration  Statement shall also  serve as a proxy or  information  statement  with  respect  to the  Empire
Consent  (as  hereinafter  defined).  Empire  shall  provide  Catskill  and  the
Transferors with a draft of the S-4  Registration  Statement and a draft of each amendment or  supplement  thereto,  in each case at least five days prior to its anticipated  filing with the SEC, and Empire shall make any modifications to the description of the Transferors,  Catskill or the Transferred  Companies  therein that are reasonably  requested by Catskill or the Transferors.  Empire shall use commercially  reasonable efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing.
Empire  shall also take any action  required  to be taken  under any  applicable state  securities laws in connection  with the issuance of the Exchange  Shares.
Empire shall furnish all  information  concerning  Empire,  and Catskill and the
Transferors  shall  furnish  all  information   concerning  themselves  and  the
Transferred Companies, as may be reasonably requested in connection with the S-4
Registration Statement.

            (b) From the date  hereof  through the  Closing,  Empire  shall,  as expeditiously  as possible,  notify  Catskill and the  Transferors of any of the following  events:  (i) when the S-4  Registration  Statement has been filed and when the same becomes effective, (ii) the receipt by Empire of any comments from the SEC or from the blue sky or  securities  commissioner  or  regulator  of any

                                       24

state  with  respect  thereto  or any  request  by the  SEC  for  amendments  or supplements to the S-4 Registration Statement or for additional information (and
Empire  shall  promptly  respond  to such  comments  or  requests  and  file any supplements or amendments in response  thereto with a copy to the  Transferors),
(iii) the  receipt by Empire of any  written  notification  with  respect to the suspension  of  the  qualification  of  the  Exchange  Shares  for  sale  in any jurisdiction  or the  initiation or threat of any  proceeding  for such purpose,
(iv) the  issuance  by the SEC of any stop  order  or  other  suspension  of the effectiveness  of the S-4  Registration  Statement  (and Empire shall make every reasonable  effort to obtain the  withdrawal  of any such order at the  earliest practicable  moment), or (v) the occurrence of any event or the existence of any condition or set of facts of which it has knowledge  that requires the making of any change to the S-4  Registration  Statement  such that the document  will not contain an untrue  statement of a material fact or omit to state a material fact required to be stated  therein or necessary to make the  statements  therein not misleading  (and  Empire  shall  prepare  and  file  a  curative  supplement  or amendment).

            (c)  Following   the  Closing,   Empire  shall  (i)  cause  the  S-4
Registration  Statement to remain effective until the earlier of (A) the date on which all of the Exchange Shares have been sold to the public,  and (B) the date on which all of the Exchange Shares can be freely sold to the public pursuant to
Rule 144 of the Securities Act without any volume  limitations  and (ii) prepare and file with the SEC such amendments (including post-effective  amendments) and supplements  to the  S-4  Registration  Statement  and  the  Prospectus  used in connection with the S-4  Registration  Statement as may be necessary to keep the
S-4  Registration  Statement  effective and to comply with the provisions of the
Securities Act with respect to the  disposition of all of the Exchange Shares at all times  during  the period  for which  Empire is  required  to  maintain  the effectiveness  of the S-4 Registration  Statement  pursuant to the terms of this
Agreement. In addition, as promptly as practicable after becoming aware thereof,
Empire shall notify  Catskill and each  Transferor  of (i) the  happening of any event  of which  Empire  has  knowledge,  as a result  of which  the  Prospectus included  in the S-4  Registration  Statement,  as then in effect,  includes  an untrue  statement of a material  fact or omits to state a material fact required to be stated  therein or necessary to make the statements  therein,  in light of the  circumstances  under which they were made, not misleading and then promptly prepare and file with the SEC a supplement or amendment to the S-4  Registration
Statement  or other  appropriate  filing  with the SEC to  correct  such  untrue statement  or  omission  and (ii) the  issuance  by the SEC of any stop order or other suspension of the effectiveness of the S-4 Registration Statement and then use its best efforts to promptly take all steps  reasonably  necessary to enable the SEC to repeal and lift such stop order or other  suspension of effectiveness of the S-4 Registration Statement.

            Section 7.2 EXCHANGE SHARES LISTING. Empire shall cause the Exchange
Shares to be listed on the Nasdaq SmallCap Market.

            Section 7.3 STOCKHOLDER VOTE. Empire shall seek stockholder approval of the  Transaction  (the  "EMPIRE  CONSENT")  by either  calling  and holding a meeting of its  stockholders  or seeking the written consent of the holders of a majority of its  outstanding  voting  stock.  Empire shall  promptly  notify the
Transferors  (a) if and  when a date has  been  set for an  Empire  stockholders meeting in  connection  with the  Transaction,  (b) of the date on which  Empire

                                       25

mails a proxy or information  statement to its  stockholders  in connection with the Transaction and (c) when the Transaction has been approved by an affirmative vote of Empire's stockholders.

            Section 7.4 BRYANSTON  REDEMPTION.  As soon as practicable following receipt of the Empire Consent,  Empire shall take all action necessary to redeem those 2,326,857 and 66,000 shares of Empire's Common Stock held by Bryanston and
Beatrice   Tollman,   respectively,   in  accordance   with  the  terms  of  the
Recapitalization Agreement (the "COMMON STOCK REDEMPTION").

            Section  7.5  AFFILIATE  AGREEMENTS.  Upon  the  execution  of  this
Agreement,  Catskill and the  Transferors  shall  provide  Empire with a list of those persons who, in Catskill's  and/or the Transferors'  reasonable  judgment, are "affiliates" of Catskill,  the Catskill Companies or MRD (the "AFFILIATES"),
within  the  meaning of Rule 145  promulgated  under the  Securities  Act ("RULE
145").  Catskill  and  the  Transferors  shall  provide  Empire  with  any  such information  or  documents as Empire may  reasonably  request for the purpose of reviewing  such list and shall notify Empire in writing  regarding any change in the identity of such  Affiliates  prior to the Closing  Time.  Moreover,  on the
Closing  Date,  Catskill  and the  Transferors  shall  deliver  or  cause  to be delivered  to  Empire  from  each  of  the  Affiliates,  an  executed  affiliate agreement,  substantially  in the  form of  EXHIBIT  B  hereto,  by  which  each
Affiliate shall agree to comply with the applicable requirements of Rule 145 (an
"AFFILIATE AGREEMENT"). Empire shall be entitled to place appropriate legends on the  certificates  evidencing any shares of Empire's Common Stock to be received by an  Affiliate  pursuant  to  the  terms  of  this  Agreement,  and  to  issue appropriate stop transfer instructions to the transfer agent for Empire's Common
Stock, consistent with the terms of the Affiliate Agreements; provided, however, that such legends or stop transfer  instructions shall be promptly removed after the required  restricted period under Rule 145 has expired or in connection with any resale in accordance with the S-4 Registration Statement.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

            Section  8.1  CONDITIONS  TO THE  OBLIGATIONS  OF  EACH  PARTY.  The
obligations  of  Empire,   Catskill  and  the   Transferors  to  consummate  the
Transaction  are  subject to the  satisfaction  or  waiver,  in whole or in part
(where  permissible by applicable  law), at or prior to the Closing,  of each of the following conditions:

            (a)  consummation  of  the  Transaction  shall  not  be  restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any Governmental Entity;

            (b)  there  shall  be  no  statute,   rule  or  regulation  enacted,
promulgated or deemed  applicable by any Governmental  Entity to the Transaction that prevents its consummation or makes the Transaction illegal;

            (c) this Agreement and the Transaction  shall have been approved and adopted by the requisite vote of  stockholders  of Empire in accordance with the
DGCL, Empire's Organizational  Documents and any applicable rules or regulations promulgated by the NASD;

                                       26

            (d)  all  authorizations,  consents,  orders  or  approvals  of,  or declarations  or filings with, or expiration of waiting  periods imposed by, any
Governmental  Entity  necessary for  consummation of the Transaction  shall have been filed, expired or been obtained;

            (e) Olshan Grundman Frome Rosenzweig & Wolosky LLP shall have issued an opinion  that neither  Empire nor the  Transferors  (including  any direct or indirect owner of any of the  Transferors)  will  recognize any income,  gain or loss for U.S.  federal income tax purposes as a direct result of the Transaction and that Maurice  Dabbah will not  recognize  any gain or loss for U.S.  federal income tax purposes upon any subsequent resale of the Exchange Shares,  assuming no change in the law and that Empire is not a U.S. Real Property Holding Company at the time of such resale;

            (f)  Following  receipt of the  Empire  Consent,  Empire  shall have consummated the Common Stock  Redemption,  with the Common Stock Redemption only to be effective upon the Closing;

            (g) NY Gaming  shall have  consummated  the NY Gaming  Distribution, with the NY Gaming Distribution only to be effective on the Closing Date;

            (h)  Following  the NY  Gaming  Distribution,  Catskill  shall  have consummated  the Catskill  Redemption,  with the Catskill  Redemption only to be effective on the Closing Date;

            (i)  Following  the  Catskill   Redemption,   Catskill   shall  have
consummated the Catskill Contribution, with the Catskill Contribution only to be effective on the Closing Date.

            (j)  Following  the  Catskill  Contribution,   Catskill  shall  have
consummated the Catskill Distribution, with the Catskill Distribution only to be effective on the Closing Date.

            (k) the Trust  shall have been  created,  with such Trust only to be created upon the Closing Date,  and each of the  Plaintiffs  and the Trust shall have entered into a declaration of trust, reasonably satisfactory to each of the parties  thereto,  pursuant to which each  Plaintiff  shall have assigned to the
Trust such Plaintiff's right to any Proceeds;

            (l) an amendment to the bylaws of Empire,  substantially in the form of EXHIBIT C hereto,  shall have been approved and adopted by the requisite vote of the  Board of  Directors  of  Empire in  accordance  with the DGCL,  Empire's
Organizational  Documents and any applicable rules or regulations promulgated by the NASD;

            (m) an  amendment to the  certificate  of  incorporation  of Empire, substantially  in the form of  EXHIBIT D hereto,  shall have been  approved  and adopted by the  requisite  vote of the Board of Directors  and  stockholders  of
Empire in accordance with the DGCL,  Empire's  Organizational  Documents and any applicable rules or regulations promulgated by the NASD;

            (n)  the  S-4  Registration   Statement  shall  have  been  declared
effective under the Securities Act, no stop order  suspending the  effectiveness of the S-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or, to the knowledge of Empire,  Catskill or the Transferors, threatened by the SEC;

                                       27

            (o) the Cayuga Letter  Agreement  shall have been amended to provide for Empire's assumption of Catskill's obligations under such letter agreement;

            (p) each of the  Service  Compensation  Agreements  shall  have been terminated;

            (q)  consummation of the  Transaction  shall have been deemed by the parties hereto to be consistent  with the prior approval by the Cayuga Nation of
New York  previously  rendered  pursuant to Section 7.20 of the Gaming  Facility
Management  Agreement,  by and among the Cayuga  Nation of New York,  the Cayuga
Catskill Gaming Authority and MCM, dated as of April 3, 2003; and

            (r) the parties hereto shall have received a letter, executed by the
Cayuga Nation of New York, acknowledging that the Transaction is consistent with the prior approval by the Cayuga Nation of New York previously rendered pursuant to Section 7.20 of the Gaming Facility Management Agreement.

            Section 8.2 CONDITIONS TO THE OBLIGATIONS OF EMPIRE. The obligations of Empire to  consummate  the  Transaction  are subject to the  satisfaction  or written waiver by Empire,  in whole or in part (where  permissible by applicable law), at or prior to the Closing, of the following additional conditions:

            (a) The  representations  and warranties of Catskill and the Current
Catskill  Members in this  Agreement  shall be true and correct in all  material respects when made,  provided that any changes and  corrections  to the Catskill
Financial  Statements as a result of an audit subsequent to the date hereof will not result in any  inaccuracy of the  representation  in Section 3.1 and will be deemed  accepted  and agreed to by Empire  unless it objects to such changes and corrections  during a fourteen (14) day period after the date on which  Catskill provided Empire with such Catskill Financial  Statements,  and shall be true and correct in all material  respects on and as of the Closing  Date,  in which case the  representations and warranties shall not be subject to any qualification as to knowledge, and Empire shall have received certificates to that effect, solely with respect to the representations and warranties made in this Agreement, dated the Closing Date,  and executed by an executive  officer of Catskill and each of the Current  Catskill  Members  (other than CE, who shall sign such  certificate individually);

            (b) The  representations  and  warranties of the MRD Members in this
Agreement shall be true and correct in all material respects when made and shall be true and correct in all  material  respects on and as of the Closing Date and
Empire shall have received a certificate to that effect,  solely with respect to the  representations  and warranties made by them in this  Agreement,  dated the
Closing Date, and executed by each of the MRD Members;

            (c)  Each  of the  agreements  and  covenants  of  Catskill  and the
Transferors  to be  performed  under this  Agreement  at or prior to the Closing shall have been duly performed in all material respects;

            (d) Each of the  Affiliates  shall have  executed  and  delivered to
Empire  an  Affiliate  Agreement,  which  agreement  shall be in full  force and effect;

                                       28

            (e) The Special  Committee  shall have received an opinion from Kane
Reece  Associates,  Inc.,  which opinion shall have been confirmed by Kane Reece
Associates,  Inc.  (in  writing)  on the  Closing  Date,  to the effect that the
Transaction  is fair to Empire and its  stockholders  from a financial  point of view and the Special Committee shall have approved the Transaction;

            (f)  Catskill  and MRM shall have  entered  into an amendment to the
Lease,  substantially in the form of EXHIBIT E hereto, pursuant to which (i) the amount of land subject to the purchase option under the Lease shall be increased from 200 acres of land to 229 acres of land, without any consequential  increase in the purchase  option price,  (ii) such purchase option price shall be reduced by any amount  received by Catskill (or its  successor) if the adjacent 29 acres of land now owned by Catskill are sold  pursuant to that  certain Land  Purchase
Agreement,  dated as of April 3, 2003,  by and between  Catskill  and the Cayuga
Catskill  Gaming  Authority  and (iii)  such  purchase  price,  with  respect to
Catskill,  shall not be subject to the Senior Obligation or Priority Returns (as such terms are defined in the Catskill Operating Agreement).

            (g) That certain  Shared  Facilities  Agreement,  entered into as of
April 3, 2003, by and between the Cayuga Catskill Gaming  Authority and Catskill
(the "SHARED FACILITIES AGREEMENT") shall have been amended (with such amendment to be in a form  reasonably  satisfactory  to  Empire),  whereby  MRM shall have become a co-party to the Shared Facilities Agreement.

            (h) Catskill and the  Transferors  shall have  provided  Empire with copies of all of the Transferred  Companies'  audited financial  statements that
Empire is required by the SEC to include in the S-4 Registration Statement;

            (i) Empire  shall have  received an opinion from a law firm or firms reasonably acceptable to the parties hereto substantially in the form of EXHIBIT
F hereto; and

            (j)  Since  the date of this  Agreement,  there  shall  have been no change,  occurrence or  circumstance  in the business,  results of operations or financial condition of the Transferred  Companies having or reasonably likely to have a material  adverse effect on the  Transferred  Companies,  and none of the
Transferors shall be aware of any event or condition  reasonably likely to occur immediately  after the Closing  Date which,  individually  or in the  aggregate, would cause or be expected to cause a material adverse change in the business or assets of any Transferred Company.

            Section 8.3 CONDITIONS TO THE  OBLIGATIONS OF THE  TRANSFERORS.  The
obligations of Catskill and the  Transferors to consummate the  Transaction  are subject to the additional satisfaction or written waiver by each Transferor,  in whole or in part  (where  permissible  by  applicable  law),  at or prior to the
Closing, of the following additional conditions:

            (a) The  representations  and warranties of Empire in this Agreement shall be true and correct in all material  respects  when made and shall be true and correct in all  material  respects on and as of the  Closing  Date,  and the
Transferors  shall have  received a  certificate  to that  effect,  solely  with respect to the  representations and warranties made by Empire in this Agreement, dated the Closing Date, and executed by an executive officer of Empire;

                                       29

            (b) Each of the  agreements  and covenants of Empire to be performed under this  Agreement at or prior to the Closing shall have been duly  performed in all material respects;

            (c) Catskill and the Transferors shall have received an opinion from
Olshan Grundman Frome Rosenzweig & Wolosky LLP, counsel to Empire, substantially in the form of EXHIBIT G hereto;

            (d) The Exchange  Shares shall have been approved for listing on the
Nasdaq SmallCap Market;

            (e) There shall be no outstanding  civil  judgment,  order,  decree, stipulation or injunction  against  Stanley  Tollman,  Beatrice  Tollman,  Monty
Hundley or  Bryanston,  in favor of the U.S.  Attorney  that would be reasonably likely to adversely affect the  consummation of the  Transaction,  nor shall any such civil action,  suit or proceeding be pending and the Exchange  Shares shall be free and clear of any claims by the U.S. Attorney;

            (f)  Since  the date of this  Agreement,  there  shall  have been no change,  occurrence or  circumstance  in the business,  results of operations or financial  condition of Empire  having or  reasonably  likely to have a material adverse  effect  on  Empire,  and  Empire  shall  not be aware  of any  event or condition reasonably likely to occur after the Closing Date which,  individually or in the  aggregate,  would cause or be  expected  to cause a material  adverse change in the business or assets of Empire;

            (g) Catskill and the  Transferors  shall have received a certificate from Empire's transfer agent verifying,  in all material respects,  the accuracy of the  outstanding  shares of  capital  stock of Empire as set forth in Section
5.8(a) hereof, subject to modifications as may be contemplated by Section 6.3(b)
hereof;

            (h)  Catskill  shall have  received  an  assignment  and  assumption agreement,  in form  and  substance  reasonably  satisfactory  to it,  as to the assumption by Empire of the Liabilities;

            (i) The Employment Agreements shall have been amended as provided in
Section 6.17 of this  Agreement,  with such amendments to be effective as of the
Closing Date; and

            (j) Empire  shall have  executed a guarantee  of lease  guaranteeing
MRM's obligations under the Lease,  substantially in the form attached hereto as
EXHIBIT H.

                                   ARTICLE IX
           SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND AGREEMENTS;
                                 INDEMNIFICATION

            Section 9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

            (a) Except for Empire's  representations  and warranties in Sections
5.2,  5.3,  5.4,  5.8(a),   5.8(b)  and  5.9  hereof,   (the  "SURVIVING  EMPIRE
REPRESENTATIONS")  and the agreements  contained herein (including the covenants in  Articles  VI and  VII)  and in any  instrument  delivered  pursuant  to this

                                       30

Agreement  that  requires  performance  by Empire  after the Closing  which will survive and remain in effect indefinitely,  all of Empire's  representations and warranties in this Agreement,  and in any instrument  delivered pursuant to this
Agreement,   shall   terminate  at  the  Closing  Time.  The  Surviving   Empire
Representations,  however,  shall  terminate  on the  first  anniversary  of the
Closing Date.

            (b) Except for the  representations  and  warranties of Catskill and the Current  Catskill  Members in Sections  2.2,  2.3,  2.4, 2.5 and 2.6 of this
Agreement  (the  "SURVIVING  CATSKILL   REPRESENTATIONS")   and  the  agreements
contained  herein  (including  the  covenants in Articles VI and VII) and in any instrument  delivered  pursuant to this Agreement  that requires  performance by
Catskill or the Current  Catskill  Members  after the Closing which will survive and remain in effect  indefinitely,  all of Catskill's and the Current  Catskill
Members' representations and warranties in this Agreement, and in any instrument delivered  pursuant to this Agreement,  shall terminate at the Closing Time. The
Surviving  Catskill  Representations,  however,  shall  terminate  on the  first anniversary of the Closing Date.

            (c) Except for the MRD Members'  representations  and  warranties in
Sections  4.2,  4.3,  4.4  and  4.5  of  this  Agreement  (the   "SURVIVING  MRD
REPRESENTATIONS")  and the agreements  contained herein (including the covenants in  Articles  VI and  VII)  and in any  instrument  delivered  pursuant  to this
Agreement  that requires  performance by the MRD Members after the Closing which will  survive  and  remain  in  effect  indefinitely,  all of the  MRD  Members'
representations  and  warranties  in  this  Agreement,  and  in  any  instrument delivered  pursuant to this Agreement,  shall terminate at the Closing Time. The
Surviving MRD Representations, however, shall terminate on the first anniversary of the Closing Date.

            Section 9.2 INDEMNIFICATION OF EMPIRE.

            (a) Each MRD Member shall, severally but not jointly,  indemnify and hold harmless Empire from, against, for and in respect of, and shall pay any and
all   damages,   losses,   obligations,   liabilities,   claims,   encumbrances,
deficiencies,  costs and expenses,  including,  without  limitation,  reasonable
attorneys   fees  and  other  costs  and   expenses   incident  to  any  action,
investigation,  claim or proceeding (all hereinafter collectively referred to as
"LOSSES")  suffered,  sustained,  incurred  or  required to be paid by Empire by
reason  of  any   inaccuracy   in  or  breach  of  any  of  the   Surviving  MRD
Representations  or the  non-performance  of any  covenant or  obligation  to be performed by any MRD Member under this Agreement; provided, however, that (i) no
MRD Member shall be required to indemnify Empire for any Losses that result from a Breach by a  different  MRD Member  unless such MRD Member  (referring  to the first "MRD Member"  mentioned in this  proviso) also  committed  that Breach and
(ii) a MRD  Member  shall not be  required  to  indemnify  Empire for any Losses
(stemming  from a Breach  by such MRD  Member)  that  exceed  the  value of that portion of the Exchange Shares,  valued as of the Closing Time, received by such
MRD Member pursuant to Section 1.2 of this Agreement. As used in this Agreement, the word  "BREACH"  shall refer to any or all of the actions  and/or  situations described in the first sentence of this Section 9.2.

            (b) Each Remaining Catskill Member shall, severally but not jointly, indemnify and hold  harmless  Empire from,  against,  for and in respect of, and shall pay any and all Losses  suffered,  sustained,  incurred  or required to be paid by Empire by reason of any  inaccuracy in or breach of any of the Surviving

                                       31

Catskill Representations or the non-performance of any covenant or obligation to be performed by Catskill or the Remaining Catskill Members under this Agreement;
provided,  however,  that (i) no Remaining  Catskill Member shall be required to indemnify  Empire  for any  Losses  that  result  from a Breach  by a  different
Remaining  Catskill Member unless such Remaining  Catskill Member  (referring to the first "Remaining  Catskill Member" mentioned in this proviso) also committed that  Breach and (ii) a  Remaining  Catskill  Member  shall not be  required  to indemnify  Empire  for any  Losses  (stemming  from a Breach  by such  Remaining
Catskill  Member) that exceed the value of that portion of the Exchange  Shares, valued as of the  Closing  Time,  received  by such  Remaining  Catskill  Member pursuant to Section 1.2 of this Agreement.

            Section  9.3  INDEMNIFICATION  OF  THE  TRANSFERORS.   Empire  shall
indemnify and hold harmless the Transferors  from,  against,  for and in respect of, and shall pay any and all Losses suffered,  sustained,  incurred or required to be paid by the Transferors by reason of any inaccuracy in or breach of any of the Surviving Empire  Representations or the  non-performance of any covenant or obligation to be performed by Empire under this  Agreement;  provided,  however, that Empire shall not be required to indemnify  the  Transferors  for any Losses
(stemming from a Breach by Empire) that exceed the value of the Exchange Shares, valued as of the Closing Time,  received by the Transferors  pursuant to Section
1.2 of this Agreement.

            Section 9.4 INDEMNIFICATION  PROCEDURE. For purposes of this Article
IX, the party entitled to indemnification  shall be known as the "INJURED PARTY"
and the party required to indemnify  shall be known as the "OTHER PARTY." In the event that the Other Party shall be obligated to the Injured  Party  pursuant to this Article IX, or in the event that a suit,  action,  investigation,  claim or proceeding is begun, made or instituted and as a result of which the Other Party may become  obligated to the Injured  Party  hereunder,  the Injured Party shall give prompt  written  notice to the Other Party of the occurrence of such event;
provided,  however,  that the  failure  to so notify the Other  Party  shall not relieve the Other Party from any obligation or liability which it may have under this Article IX, unless such notice is delivered following the expiration of the applicable  survival period,  except to the extent that the Other Party has been prejudiced  in any  material  respect by such failure and in any event shall not relieve the Other Party from any other obligation or liability which it may have to such  Injured  Party  otherwise  than under this  Article IX. The Other Party agrees to defend,  contest or otherwise  protect against any such suit,  action, investigation,  claim or  proceeding  with  counsel  of its  choice at the Other
Party's  cost and  expense  and shall have the sole power to control  and direct such  defense  at its  cost;  provided,  however,  that  such  counsel  shall be satisfactory  to the Injured Party in the exercise of its  reasonable  judgment.
The Injured Party shall have the right,  but not the obligation,  to participate at its own  expense in the  defense  thereof by counsel of its own  choice.  The
Injured Party shall not settle, admit or in any way materially prejudice a suit, action,  investigation,  claim or proceeding  for which it is indemnified by the
Other Party  without the written  consent of the Other Party.  In the event that
(i) the Other Party fails to timely defend, contest or otherwise protect against any such suit, action, investigation,  claim or proceeding, (ii) the Other Party shall not have  employed  counsel  to  represent  such  Injured  Party  within a reasonable  time after notice of the  institution of any such lawsuit,  claim or proceeding, (iii) the use of counsel chosen by the Other Party to represent such
Injured Party would present such counsel with a conflict of interest or (iv) the defendants in, or targets of, any such lawsuit, claim or proceeding include both an  Injured  Party  and the  Other  Party  and such  Injured  Party  shall  have reasonably  concluded  that there may be legal  defenses  available  to it or to

                                       32

other  Injured  Parties  which are  different  from,  or in addition  to,  those available to the Other Party,  the Injured Party shall have the right to defend, contest or otherwise  protect  against the same and may make any  compromise  or settlement  thereof and recover  the entire  cost  thereof  from the Other Party including, without limitation,  reasonable attorneys fees, disbursements and all amounts  paid  as a  result  of  such  suit,  action,  investigation,  claim  or proceeding or compromise  or settlement  thereof,  and the Other Party shall not have the right to direct  the  defense of such  action on behalf of the  Injured
Party. The foregoing indemnification  commitments shall apply whether or not the
Injured Party is a formal party to any such lawsuit, claim or proceeding.

                                   ARTICLE X
                                   TERMINATION

            Section 10.1  TERMINATION.  This Agreement may be terminated and the
Transaction abandoned at any time prior to the Closing:

            (a) by the mutual written consent of the Transferors and Empire;

            (b) by either any of the  Transferors  or Empire if the  Transaction
shall not have been consummated  prior to January 31, 2004;  provided,  however, that the right to terminate this Agreement  under this Section 10.1(b) shall not be available  to any party whose  failure to fulfill any  obligation  under this
Agreement has been the cause of, or resulted in, the failure of the  Transaction to occur on or before such date;

            (c) by any  Transferor  if such  Transferor  is not then in material breach of its  representations,  warranties or obligations  under this Agreement and there has been a material breach of any representation,  warranty,  covenant or  agreement  contained  in this  Agreement  on the  part of  Empire  or if any representation  or warranty of Empire shall have become  materially  untrue,  in either case,  such that any of the conditions  set forth in Sections  8.3(a) and
8.3(b) would not be satisfied;

            (d)  by   Empire   if  it  is  not  in   material   breach   of  its
representations,  warranties or  obligations  under this Agreement and there has been a material breach of any  representation,  warranty,  covenant or agreement
contained  in  this   Agreement  on  the  part  of  any  Transferor  or  if  any representation  or  warranty  of any  Transferor  shall have  become  materially untrue,  in either case,  such that any of the  conditions set forth in Sections
8.2(a), 8.2(b) and 8.2(c) would not be satisfied; or

            (e) by any  Transferor  or  Empire  if (i)  there  shall  be a final non-appealable  order, decree or ruling of a court of competent  jurisdiction in effect  preventing  consummation  of the  Transaction or (ii) there shall be any statute, rule, regulation or non-appealable order enacted, promulgated or issued or deemed  applicable to the Transaction by any  Governmental  Entity that would make consummation of the Transaction illegal.

            Section 10.2 EFFECT OF TERMINATION.  In the event of any termination of this Agreement in accordance with Sections 10.1(a),  (b) or (e) hereof,  this
Agreement  shall  immediately  become void and there shall be no liability under this  Agreement  on the part of any party hereto or its  respective  affiliates, officers,  directors,  employees or agents by virtue of such termination. In the

                                       33

event of any termination of this Agreement in accordance  with Sections  10.1(c)
or (d), the parties hereto reserve their rights to take any action  permitted by law, including as provided in Section 11.2 hereof.

                                   ARTICLE XI
                                  MISCELLANEOUS

            Section  11.1  NOTICES.  All  notices,  requests,  demands and other communications  which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or three days after being sent by registered or certified  mail,  return receipt requested, postage prepaid:

            (a) If to Empire or Alpha Monticello to:

                Empire Resorts, Inc.
                707 Skokie Boulevard, Suite 600
                Northbrook, Illinois  60062
                Attention: Scott A. Kaniewski

                with a copy (which shall not constitute notice) to:

                Olshan Grundman Frome Rosenzweig & Wolosky LLP
                505 Park Avenue
                New York, New York  10022
                Attention: Robert H. Friedman, Esq.

            (b) If to NY Gaming to:

                c/o Watertone  Holdings, LP
                2412 Central Park Avenue
                Evanston, Illinois  60201
                Attn: Scott A. Kaniewski

            (c) If to Catskill or any Remaining  Catskill  Member to the address set forth on the  signature  page of this  Agreement  for such party with a copy
(which shall not constitute notice) to:

                Latham & Watkins LLP
                885 Third Avenue
                Suite 1000
                New York, New York  10022
                Attention: James I. Hisiger, Esq.

or to such other address as any party shall have specified by notice in writing to the other in compliance with this Section 11.1.

            Section 11.2  SPECIFIC  PERFORMANCE.  All parties  hereto  recognize that, because of the nature of the subject matter of this Agreement, it would be impractical and extremely  difficult to determine actual damages in the event of

                                       34

a breach of this Agreement.  Accordingly,  if Catskill or any Transferor, on the
one hand, or Empire, on the other hand, commits a breach, or threatens to commit a breach, of any of the provisions,  as applicable,  of this Agreement,  each of
Empire, Catskill and/or the Transferors shall have the right to seek and receive a temporary restraining order,  injunction or other equitable remedy relating to the  prevention  or cessation of such breach or  threatened  breach,  including, without  limitation,  the  right  to  have  the  provisions  of  this  Agreement specifically enforced by any court having equity jurisdiction, it being mutually acknowledged  and agreed  that any such breach or  threatened  breach will cause irreparable  injury and that  monetary  damages  will not  provide  an  adequate remedy.

            Section 11.3  ANNOUNCEMENTS.  None of the parties to this  Agreement shall make any public  announcements  prior to the Closing  with respect to this
Agreement  or the  Transaction  without the prior  written  consent of the other parties hereto, except as required by law.

            Section  11.4  ENTIRE  AGREEMENT.  This  Agreement,   including  the
exhibits and schedules  attached hereto,  constitutes the entire agreement among the parties  hereto with  respect to the subject  matter  hereof and thereof and supersedes all prior agreements,  representations  and understandings  among the parties hereto, whether written or oral.

            Section 11.5 BINDING EFFECT, BENEFITS,  ASSIGNMENTS.  This Agreement
shall inure to the benefit of and be binding  upon the parties  hereto and their respective  successors  and  assigns;  nothing in this  Agreement,  expressed or implied,  is  intended  to confer on any other  person,  other than the  parties hereto  or their  respective  successors  and  assigns,  any  rights,  remedies, obligations or liabilities under or by reason of this Agreement.  This Agreement may not be  assigned  without  the prior  written  consent of the other  parties hereto.

            Section 11.6  APPLICABLE LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York,  regardless of the laws that might  otherwise govern under applicable principles of conflicts of laws thereof.

            Section 11.7  JURISDICTION.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transaction shall be brought in the United  States  District  Court for the Southern  District of New
York or any New York State  court  sitting  in New York City,  so long as one of such courts shall have subject  matter  jurisdiction  over such suit,  action or proceeding,  and that any cause of action arising out of this Agreement shall be deemed to have arisen from a  transaction  of business in the State of New York, and each of the parties hereby irrevocably  consents to the jurisdiction of such courts (and of the  appropriate  appellate  courts  therefrom) in any such suit, action or proceeding and irrevocably  waives, to the fullest extent permitted by law, any objection  that it may now or hereafter have to the laying of the venue of any such suit,  action or proceeding in any such court or that any such suit, action or  proceeding  which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world,  whether within or without the  jurisdiction of any such  court.  Without  limiting  the  foregoing,  each party  agrees that service of process on such  party as  provided  in Section  11.1 shall be deemed effective service of process on such party.

                                       35

            Section 11.8  SEVERABILITY.  In the event that any provision of this
Agreement  or the  application  thereof,  becomes or is  declared  by a court of competent  jurisdiction to be illegal,  void or unenforceable,  the remainder of this  Agreement  will continue in full force and effect and the  application  of such provision to the other persons or  circumstances  will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or  unenforceable  provision of this Agreement with a valid and  enforceable  provision  that will  achieve,  to the  extent  possible,  the economic, business and other purposes of such void or unenforceable provision.

            Section 11.9  HEADINGS.  The headings and captions in this Agreement are  included  for  purposes  of  convenience  only and  shall  not  affect  the construction or interpretation of any of its provisions.

            Section 11.10 PRONOUNS AND PLURALS.  All pronouns and any variations thereof shall be deemed to refer to the masculine,  feminine, singular or plural as the context may  require.  All  references  herein to "he," "him" or "his" or
"she," "her" or "hers" shall be for purposes of simplicity  and are not intended to be a reference to a particular gender.

            Section  11.11   COUNTERPARTS.   This   Agreement  may  be  executed
simultaneously  in  multiple  counterparts,  each of which  shall be  deemed  an original,  but  all  of  which  together  shall  constitute  one  and  the  same instrument.

            Section 11.12 REPRESENTATION BY COUNSEL; INTERPRETATION. The parties hereto agree that they have been  represented by counsel during the  negotiation and execution of this Agreement  and,  therefore,  waive the  application of any law, regulation,  holding or rule of construction  providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

            Section 11.13 THIRD PARTY  BENEFICIARIES.  The parties  hereto agree that each of the parties  listed on Schedule  11.13  attached  hereto and made a part hereof is a  third-party  beneficiary  as to the  obligations  imposed upon
Empire under this  Agreement  and as to the rights and  privileges  to which the
Transferors  are  entitled  pursuant to this  Agreement,  and that such  persons listed on  Schedule  11.13 are  entitled  to all of the  rights  and  privileges associated with such third-party-beneficiary status

                            [SIGNATURE PAGE FOLLOWS]

                                       36

   [SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES CONTRIBUTION AGREEMENT]

            IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                           EMPIRE RESORTS, INC.

                                           By: /s/ Empire Resorts, Inc.
                                               ----------------------------
                                              Name:
                                              Title:

                                           Address:

   [SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES CONTRIBUTION AGREEMENT]

            IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                           CATSKILL DEVELOPMENT, L.L.C.

                                           By: /s/ Catskill Development, L.L.C.
                                               --------------------------------
                                              Name:
                                              Title:

                                           Address:

   [SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES CONTRIBUTION AGREEMENT]

            IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                           AMERICAS TOWER PARTNERS

                                           By: /s/ Americas Tower Partners
                                               -------------------------------
                                              Name:
                                              Title:

                                           Address:

   [SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES CONTRIBUTION AGREEMENT]

            IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                           BKB, LLC

                                           By: /s/ BKB, LLC
                                               -----------------------------
                                              Name:
                                              Title:

                                           Address:

   [SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES CONTRIBUTION AGREEMENT]

            IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                           WATERTONE HOLDINGS, LP

                                           By: /s/ Watertone Holdings, LP
                                               ------------------------------
                                              Name:
                                              Title:

                                           Address:

   [SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES CONTRIBUTION AGREEMENT]

            IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                           MONTICELLO REALTY L.L.C.

                                           By: /s/ Monticello Realty L.L.C.
                                               --------------------------------
                                              Name:
                                              Title:

                                           Address:

   [SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES CONTRIBUTION AGREEMENT]

            IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                           SHAMROCK STRATEGIES, INC.

                                           By: /s/ Shamrock Strategies, Inc.
                                               ---------------------------------
                                              Name:
                                              Title:

                                           Address:

   [SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES CONTRIBUTION AGREEMENT]

            IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                           NEW YORK GAMING, LLC

                                           By: /s/ New York Gaming, LLC
                                               ----------------------------
                                              Name:
                                              Title:

                                           Address:

   [SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES CONTRIBUTION AGREEMENT]

            IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                           ALPHA MONTICELLO, INC.

                                           By: /s/ Alpha Monticello, Inc.
                                               ------------------------------
                                              Name:
                                              Title:

                                           Address:

   [SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES CONTRIBUTION AGREEMENT]

            IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                           FOX-HOLLOW LANE, LLC

                                           By: /s/ Fox-Hollow Lane, LLC
                                               --------------------------
                                              Name:
                                              Title:

                                           Address:

   [SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES CONTRIBUTION AGREEMENT]

            IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                    KANIEWSKI FAMILY LIMITED PARTNERSHIP

                                    By: /s/ Kaniewski Family Limited Partnership
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    Address:

   [SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES CONTRIBUTION AGREEMENT]

            IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                           KFP TRUST

                                           By: /s/ KFP Trust
                                               ------------------------------
                                              Name:
                                              Title:

                                           Address:

   [SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES CONTRIBUTION AGREEMENT]

            IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                           /s/ Clifford A. Ehrlich
                                           --------------------------------
                                           CLIFFORD A. EHRLICH

                                           Address:

   [SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES CONTRIBUTION AGREEMENT]

            IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                           /s/ Robert A. Berman
                                           --------------------------------
                                           ROBERT A. BERMAN

                                           Address:

   [SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES CONTRIBUTION AGREEMENT]

            IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                          /s/ Philip B. Berman
                                          --------------------------------
                                          PHILIP B. BERMAN

                                          Address:

   [SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES CONTRIBUTION AGREEMENT]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                           /s/ Scott A. Kaniewski
                                           --------------------------------
                                           SCOTT A. KANIEWSKI

                                           Address: